                            SCHEDULE 14C INFORMATION
                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     of the Securities Exchange Act of 1934

    Check the appropriate box:

    [X] Preliminary Information Statement                 [ ] Confidential, for Use of the Commission
                                                              Only (as permitted by Rule 14c-5(d)(2))

    [ ] Definitive Information Statement
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                                   GHS, INC.
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                  (Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     [ ] No fee required.

     [X] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:

                     COMMON STOCK, PAR VALUE $.01 PER SHARE
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     (2) Aggregate number of securities to which transaction applies:

                                   7,316,685
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              $0.11 -- THIS AMOUNT IS BASED ON THE BOOK VALUE PER
              SHARE OF USN COMMON STOCK AT MARCH 31, 1999 AND ON
              AN ESTIMATED 7,316,685 SHARES OF USN COMMON STOCK
              ISSUABLE IN THE SPIN-OFF DESCRIBED HEREIN
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     (4) Proposed maximum aggregate value of transaction:

                                    $789,000
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     (5) Total fee paid:

                                      $220
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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                   GHS, INC.
                                 704 Broadway,
                            New York, New York 10003

                                  INFORMATION
                                   STATEMENT

                                    SPIN-OFF
                                       OF
                            U.S. NEUROSURGICAL, INC.

     We are sending this Information Statement to you and all other holders of
GHS common stock in connection with the "spin-off" of our 100% owned subsidiary,
U.S. NeuroSurgical, Inc. (USN). As part of the spin-off, we will distribute to you one share of USN common stock for each share of GHS common stock that you own on the record date for the spin-off. If you are a holder of GHS common stock
of record at the close of business on                , 1999, you will receive as
a dividend one share of USN common stock for each share of GHS common stock you hold. We expect to mail the stock certificates for the USN common stock on or
about           , 1999. After the spin-off, USN will be a separate company, no longer owned in any way by GHS. Should you have any questions regarding this
Information Statement or the spin-off, please contact the Investor Relations
Department, U.S. NeuroSurgical, Inc., 2400 Research Boulevard, Suite 325,
Rockville, Maryland 20850, at telephone number (301) 208-8998.

     In reviewing this Information Statement, you should note the following:

     - We are not asking you for a proxy, and we request that you do not send us a proxy.

     - In assessing the impact of the spin-off on you, as a GHS stockholder, you should review the matters set forth under the caption "Risk Factors" beginning on page 3.

     - Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved our spin-off of USN. The
       Securities and Exchange Commission has not passed upon the fairness or merits of the spin-off of USN or upon the accuracy or adequacy of the information contained in this Information Statement.

Please note that the Board of Directors of GHS has unanimously approved the spin-off, as it believes that the spin-off is in the best interests of GHS and its stockholders.

     You will not need to pay any consideration or surrender or exchange your GHS common stock in order to receive your USN common stock. After the spin-off distribution, we expect that the USN common stock will be traded on the OTC
Bulletin Board.

     The date of this Information Statement is                , 1999. We mailed
this Information Statement to GHS stockholders on or about                ,
1999.
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                               TABLE OF CONTENTS

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                                                              PAGE
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SUMMARY.....................................................    1
RISK FACTORS................................................    3
THE SPIN-OFF OF U.S. NEUROSURGICAL, INC.....................    6
BUSINESSES OF GHS AND USN AFTER THE SPIN-OFF................   14
MANAGEMENT OF USN FOLLOWING THE SPIN-OFF....................   19
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS........   20
SELECTED USN AND USNP COMBINED FINANCIAL DATA...............   22
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF USN..........................   23
DESCRIPTION OF GHS AND USN CAPITAL STOCK....................   25
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERSHIP AND
  MANAGEMENT................................................   29
INDEPENDENT ACCOUNTANTS.....................................   30
LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS.....   30
DOCUMENTS INCORPORATED BY REFERENCE.........................   31
ADDITIONAL INFORMATION......................................   31
INDEX TO COMBINED FINANCIAL STATEMENTS......................  F-1

                                    SUMMARY

     The following summary answers certain questions you may have with respect to GHS's spin-off of USN and highlights selected information from this Information Statement that is important to you. We encourage you to read this entire Information Statement.

Q:   WHAT WILL HAPPEN IN THE SPIN-OFF?

A: In the spin-off, GHS will distribute to its stockholders its 100% interest in USN by distributing one share of USN common stock for each share of GHS common stock owned by a stockholder. After the spin-off, USN will be a separate company, no longer owned in any way by GHS.

Q:   WHAT IS U.S. NEUROSURGICAL, INC.?

A: USN was organized in 1993 to own and operate stereotactic radiosurgery centers, utilizing the Gamma Knife technology. It currently owns and operates two such Gamma Knife centers (the "USN Gamma Knife Business"). See "Businesses of GHS and USN After the Spin-off -- The Business of USN" beginning on page 15 for a further description of USN's business.

Q:   WHY ARE WE UNDERTAKING THE SPIN-OFF?

A: GHS intends to develop and pursue business opportunities (further described herein) which will have, as compared to the business currently carried out through USN, differences with respect to markets and capital requirements and will require a different business plan. Your Board of Directors believes that separating USN's Gamma-Knife Business from the other of GHS's intended businesses will allow each company to more readily expand its business, as well as pursue strategies and focus on objectives appropriate to its business. For a more detailed discussion of our reasons for the spin-off, see page 6. Please note that USN's business will not substantially change as a result of the spin-off.

Q:   WHAT ARE THE PRINCIPAL DIFFERENCES BETWEEN GHS'S PLANNED BUSINESS AND USN'S
       BUSINESS?

A: After certain recent acquisitions, GHS's business involves the creation of an online network to focus on personal and professional improvement. In contrast, USN owns and operates two stereotactic radiosurgery centers, utilizing the Gamma Knife technology.

Q:   WHAT WILL I RECEIVE IN THE SPIN-OFF?

A: We are making a pro rata distribution to all holders of GHS common stock. Accordingly, for every one share of GHS common stock you own on the record date of the spin-off, you will receive one share of USN common stock. Shortly after we complete the spin-off, holders of record will receive USN stock certificates which represent ownership in USN.

Q:   DO I HAVE TO PAY FEDERAL INCOME TAXES ON THE RECEIPT OF USN COMMON STOCK?

A: You will be required to pay Federal income taxes on receipt of your USN Common Stock. As a result of the Spin-off, each holder of GHS Common Stock will be considered to receive a taxable dividend includable in income in an amount equal to the fair market value of the shares of USN Common Stock received in the Spin-off. Management currently estimates that such value will be $.42 per GHS share. However the actual value will be determined based on an appraisal to be prepared by Scott & Stringfellow Inc. as of the date of the Spin-off. See "The Spin-off of U.S NeuroSurgical, Inc. -- Material Federal Income Tax Consequences of the Spin-off to GHS and Its Stockholders."

Q:   WHERE WILL USN COMMON STOCK BE TRADED?

A: We expect that the USN common stock will be traded on the OTC Bulletin Board. GHS common stock will continue to be traded on the OTC Bulletin Board under the symbol "GHSI".

Q:   WHEN WILL THE SPIN-OFF OCCUR?

A:   If you are a holder of GHS common stock of record at the close of business
     on           , 1999, you will receive as a dividend one share of USN common stock for each share of GHS common stock you hold. We expect to mail the
     stock certificates for the USN common stock on or about           , 1999.

Q:   WHAT WILL GHS'S BUSINESS BE AFTER THE SPIN-OFF?

A: Following the Spin-off, GHS's sole business will involve the continued development of an online network to focus on personal and professional improvement. In May 1999, GHS consummated the acquisition of ChangeYourLife.com, LLC, a company founded by Anthony J. Robbins that is engaged in the development of a web site for personal and professional improvement. ChangeYourLife.com, LLC has an agreement with Anthony J. Robbins and his operating company, Robbins Research International Inc. that makes GHS the exclusive online source for Robbins' training, courses, content and publications. In addition, in May 1999, GHS completed its acquisition of Brainfuel.com, the online arm of The Learning Annex and has the option to purchase The Learning Annex's traditional offline business. As a result of this acquisition, GHS has exclusive online access to educational content and materials covering a wide range of topics. GHS's ultimate objective is to make its online network the leader in online personal and professional improvement content, services, communities, and interactive sales.

     GHS is a Delaware corporation. Its principal executive offices are located at 704 Broadway, New York, New York 10003, and its telephone number is
     (212) 358-4028.

Q:   WHAT WILL USN'S BUSINESS BE AFTER THE SPIN-OFF?

A: USN will be a separate public company continuing to own and operate stereotactic radiosurgery centers, utilizing the Gamma Knife technology. USN currently owns and operates two Gamma Knife centers, one on the premises of Research Medical Center in Kansas City, Missouri and one on the premises of New York University Medical Center (NYU) in New York, New York. USN intends to continue to explore opportunities to open additional Gamma Knife Centers. USN's business strategy is to provide a mechanism whereby hospitals, physicians, and patients can have access to Gamma Knife treatment capability, a high capital cost item. USN provides the Gamma Knife to medical facilities on a "cost per treatment" basis. USN owns the Gamma Knife units, and is reimbursed by the facility where it is housed, based on utilization.

     Following the spin-off, USN's principal executive offices will be located at 2400 Research Boulevard, Suite 325, Rockville, Maryland 20850, and its telephone number will be (301) 208-8998.

Q:   WILL USN COMPETE WITH GHS AFTER THE SPIN-OFF?

A: Due to the differing lines of business that each company plans to pursue, there will be no direct competition between them.

                                  RISK FACTORS

     In assessing the impact of the spin-off on you, as a GHS stockholder, you should be aware of the following risks relating to the spin-off and USN's operations:

WITHOUT ADEQUATE FINANCING, USN WILL NOT BE ABLE TO GROW

     USN has financed its Gamma Knife installations through capital lease financing. With each Gamma Knife center costing approximately $3,500,000, USN's development of new Gamma Knife centers is dependent on its ability to secure favorable financing. Neither GHS nor USN can guarantee that such financing (or any other funds necessary to continue and/or expand operations) will be available on satisfactory terms or in adequate amounts to accomplish USN's objectives.

SIGNIFICANT COMPETITION IN THE MARKETPLACE MAY HINDER USN'S GROWTH

     The health care industry, in general, is highly competitive and GHS and USN each expects USN to have substantial competition from other independent organizations, as well as from hospitals in establishing future Gamma Knife centers. There are other companies that provide the Gamma Knife on a "cost per treatment basis". In addition, larger hospitals may be expected to install Gamma Knife technology as part of their regular inpatient services. Many of these competitors have greater financial and other resources than USN. Principal competitive factors include quality and timeliness of test results, ability to develop and maintain relationships with referring physicians, facility location, convenience of scheduling and availability of patient appointment times. Each of GHS and USN believes that cost containment measures will encourage hospitals to seek companies that are providing the technology, instead of incurring the capital cost of establishing their own Gamma Knife centers.

LACK OF A CURRENT PUBLIC MARKET FOR USN COMMON STOCK MAKES THE FUTURE PERFORMANCE OF USN COMMON STOCK DIFFICULT TO PREDICT

     There is no current public market for USN common stock, and we cannot make any assurance as to the prices at which USN common stock will trade after the spin-off. Until USN common stock is distributed and an orderly market develops, the price at which USN common stock trades may fluctuate significantly. We expect that the USN common stock will be traded on the OTC Bulletin Board.

THE COMBINED TRADING PRICE OF GHS AND USN COMMON STOCK AFTER THE SPIN-OFF IS UNCERTAIN

     As a result of the spin-off, you will own shares of GHS which will be traded on the OTC Bulletin Board and shares of USN which we expect will be traded on the OTC Bulletin Board. The combined trading price of the GHS and USN common stock may be greater than, less than or equal to the trading price of GHS common stock immediately prior to the spin-off.

USN HAS A LIMITED OPERATING HISTORY WITH OPERATING LOSSES AND NEGATIVE CASH FLOW AND MAY NOT BE PROFITABLE

     USN sustained operating losses of approximately $1,011,000 in 1998 and $53,000 in 1997. At December 31, 1998, USN had an accumulated deficit of $1,777,000. Although USN is currently generating positive cash flow, USN may incur operating losses and generate negative cash flow from operating activities during the next several years while it continues to develop its Gamma Knife operations and builds a customer base. USN cannot assure you that it will achieve or sustain profitability or positive cash flow from operating activities in the future or that it will generate sufficient cash flow to service its future debt requirements.

THE HEALTH CARE INDUSTRY IS SUBJECT TO EXTENSIVE GOVERNMENT REGULATION, ANY CHANGE IN WHICH COULD AFFECT USN'S FINANCIAL PERFORMANCE

     The levels of revenues and profitability of companies involved in the health services industry, such as USN, may be affected by the continuing efforts of governmental and third party payors to contain or reduce the costs of health care through various means. Although neither GHS nor USN believes that the business activities of USN will be materially affected by changes in the regulatory environment, it is uncertain what legislative proposals will be adopted or what actions federal, state or private payors for healthcare goods and services may take in response to any healthcare reform proposals or legislation. Neither GHS nor USN can predict the effects healthcare reform may have on USN's business, and no assurance can be given that any such reforms will not have a material effect on it.

     In addition, the provision of medical services in the United States is dependent on the availability of reimbursement to consumers from third party payors, such as government and private insurance companies. Although patients are ultimately responsible for services rendered, each of GHS and USN expects that the majority of USN's revenues will be derived from reimbursements by third party payors. Medicare has authorized reimbursement for Gamma Knife treatment. However, over the last several years, such third party payors are increasingly challenging the cost effectiveness of medical products and services and taking other cost-containment measures. Therefore, although treatment costs using the Gamma Knife compare favorably to traditional invasive brain surgery, it is unclear how this trend among third party payors and future regulatory reforms affecting governmental reimbursement will affect procedures in the higher end of the cost scale.

     In the future, USN may establish additional Gamma Knife centers. Completion of future centers would require approvals and arrangements with hospitals, health care organizations, or other third parties, including certain regulatory authorities. The Food and Drug Administration has issued the requisite pre-market approval for the Gamma Knife to be utilized by USN. In addition, many states require hospitals to obtain a Certificate of Need (CON) before they can acquire a significant piece of medical equipment. Should USN enter into future ventures such "need" will be demonstrable, but it can have no assurance that Certificates of Need will be granted.

     In addition, the Nuclear Regulatory Commission (NRC) must issue a permit to USN to permit loading the Cobalt at each Gamma Knife site. While each of GHS and USN believes that USN can obtain a NRC permit for any future Gamma Knife machine, there is no assurance that it will.

USN'S LOSS OF ITS SOURCE OF SUPPLY WOULD AFFECT ITS ABILITY TO MAINTAIN
OPERATIONS

     Currently the only company that manufactures, sells, and services the Gamma Knife is Elekta Instruments, Inc., a subsidiary of AB Elekta of Stockholm, Sweden. Any interruption in the supply or services from Elekta would adversely affect USN's ability to maintain its Gamma Knife treatment centers.

NEW TECHNOLOGY COULD RENDER USN'S GAMMA KNIFE TECHNOLOGY OBSOLETE

     Gamma Knife technology may be subject to technological change. Consequently, USN will have to rely on the Gamma Knife's manufacturer, Elekta, to introduce improvements or upgrades in order to keep pace with technological change. Any such improvements or upgrades which USN may be required to introduce will require additional financing. In addition, newly developed techniques and devices for performing brain surgery may render the Gamma Knife less competitive or obsolete.

USN'S LOSS OF ANY MEMBER OF ITS MANAGEMENT TEAM COULD AFFECT ITS FINANCIAL PERFORMANCE

     USN is dependent on the services of current management, including Mr. Alan Gold as Chairman of the Board and President. Losing the services of Mr. Gold or other members of management could have a significant negative effect on its business. Qualified replacements may be difficult or impossible to find or retain.

A TAKE-OVER OF USN MAY BE DIFFICULT, IRRESPECTIVE OF WHETHER IT IS BENEFICIAL TO USN SHAREHOLDERS

     USN anticipates that certain principal stockholders of USN, including certain officers and directors of USN, will beneficially own in excess of 50% of the outstanding shares of the USN common stock. This anticipated voting control and certain provisions of Delaware law affecting acquisitions and business combinations applicable to USN may discourage certain transactions involving an actual or potential change of control of USN, including transactions in which USN stockholders might receive a premium for their shares over the then-prevailing market price. Such voting control and provisions of Delaware law may also have a depressive effect on the market price for USN common stock.

THE SPIN-OFF WILL RESULT IN TAXABLE INCOME TO THE GHS STOCKHOLDERS

     As a result of the Spin-off, each holder of shares of GHS Common Stock will be deemed to have received, to the extent of GHS's current and accumulated earnings and profits, a taxable dividend includable in income in an amount equal to the value of USN Common Stock received in the Spin-off. In addition, GHS will be required to recognize taxable gain to the extent of the excess, if any, of the fair market value of the USN Common Stock distributed over GHS's adjusted basis in those shares. Management currently estimates that such value will be $.42 per GHS share. However the actual value will be determined based on an appraisal to be prepared by Scott & Stringfellow as of the date of the Spin-off. See "The Spin-off of U.S NeuroSurgical, Inc. -- Material Federal Income Tax Consequences of the Spin-off to GHS and Its Stockholders."

POTENTIAL RESPONSIBILITY FOR LIABILITIES NOT EXPRESSLY ASSUMED

     The Distribution Agreement, the Assignment and Assumption Agreement and the Tax Matters Agreement allocate between GHS and USN responsibility for various indebtedness, liabilities and obligations. See "The Spin-off of U.S. NeuroSurgical, Inc." -- "Agreement And Plan Of Distribution; Relationship Between GHS And USN After The Spin-off "; -- "Assignment and Assumption Agreement"; and -- "Tax Matters Agreement". It is possible that a court would disregard this contractual allocation of indebtedness, liabilities and obligations between the parties and require GHS or USN or their respective subsidiaries to assume responsibility for obligations allocated to the other party, particularly if such other party were to refuse or was unable to pay or perform any of its allocated obligations.

POTENTIAL INDEMNIFICATION LIABILITIES

     Under the terms of the Distribution Agreement, the Assignment and Assumption Agreement and the Tax Matters Agreement, each of GHS and USN has agreed to indemnify the other (and certain related persons) from and after consummation of the Spin-off with respect to certain indebtedness, liabilities and obligations, which indemnification obligations could be significant. The availability of such indemnities will depend upon the future financial strength of the companies. No assurance can be given that the relevant company will be in a position to fund such indemnities. See "The Spin-off of U.S. NeuroSurgical, Inc." -- "Agreement And Plan Of Distribution; Relationship Between GHS And USN After The Spin-off "; -- "Assignment and Assumption Agreement"; and -- "Tax Matters Agreement".

THIS INFORMATION STATEMENT INCLUDED FORWARD-LOOKING STATEMENTS AND WE CAUTION YOU NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS

     Statements contained in this Information Statement that are not historical facts may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, the payment, timing and ultimate collectability of accounts receivable for Gamma Knife procedures from different payor groups such as Medicare and private payors; competition; technological obsolescence; government regulation; and malpractice liability. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested may be identified from time to time in GHS's and USN's filings with the Securities and Exchange Commission (SEC) and GHS's and USN's public announcements, copies of which are available from the SEC or from the applicable company upon request.

     GIVEN THESE UNCERTAINTIES, WE CAUTION PROSPECTIVE INVESTORS NOT TO PLACE UNDUE RELIANCE ON SUCH FORWARD-LOOKING STATEMENTS. USN disclaims any obligation to update any such factors or to publicly announce any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments.

                    THE SPIN-OFF OF U.S. NEUROSURGICAL, INC.

GENERAL

     GHS, Inc. ("GHS") intends to "spin-off " its 100% interest in its subsidiary, U.S. NeuroSurgical, Inc. ("USN"). In the spin-off transaction (the "Spin-off "), GHS will distribute to its stockholders one share of common stock, $.01 par value per share, of USN (the "USN Common Stock") for each share of common stock, $.01 par value per share, of GHS (the "GHS Common Stock") owned by each stockholder as of the record date for the Spin-off. After the Spin-off, USN will be a separate company, no longer owned in any way by GHS.

CONDITIONS TO THE SPIN-OFF

     The Spin-off is conditioned upon the satisfaction of certain conditions necessary to consummate the Spin-off. In particular, (a) GHS and USN must have obtained all orders, rulings, consents or approvals, governmental or otherwise, necessary to consummate the Spin-off; (b) GHS and USN must furnish to the other all documents and certificates, including assignments and conveyances, necessary to consummate the Spin-off; and (c) the USN Common Stock shall have been registered under the 1934 Act.

     The GHS Board of Directors has the right to cancel or defer the Spin-off, in its sole discretion, even if the conditions to the Spin-off are met.

MANNER OF EFFECTING THE SPIN-OFF

     Following the Spin-off, each stockholder of record on                , 1999
(the "Record Date") will receive a USN stock certificate which represents the USN Common Stock owned by such stockholder. Shareholders that hold through brokerage and "street name" accounts should expect to receive an account statement from their brokerage firm reflecting the number of shares of USN Common Stock received by such stockholder in the Spin-off. Following the Spin-off, stockholders who hold through brokerage accounts may request physical certificates for their shares of USN Common Stock. GHS expects to mail such
stock certificates to stockholders on           , 1999 (the "Spin-off Payment
Date").

     No holder of GHS Common Stock will be required to pay any cash or other consideration for shares of USN Common Stock received in the Spin-off or to surrender or exchange shares of GHS Common Stock in order to receive shares of USN Common Stock. However, holders will be required to pay income taxes as a result of the Spin-off. See "-- Material Federal Income Tax Consequences of the Spin-off to GHS and Its Stockholders."

REASONS FOR THE SPIN-OFF

     GHS intends to develop and pursue business opportunities which will have, as compared to the business currently carried out through USN, differences with respect to markets and capital requirements and will require a different business plan. As a result of GHS's recent acquisitions of Change Your Life.com, LLC and Brainfuel.com and its agreement with The Learning Annex (see "Businesses of GHS and USN After the Spin-off -- The Business of GHS"), GHS's sole business will involve the continued development of an online network to focus on personal and professional improvement (the "Self-Improvement Business"). GHS's ultimate objective is to make its online network the leader in online personal and professional improvement content, services, communities, and interactive sales. Both companies believe that separating USN's Gamma-Knife Business from GHS's Self-Improvement Business will allow each company to more readily expand its business, as well as pursue strategies and focus on objectives appropriate to its business.

     The Board of Directors approved the Spin-off for the following principal reasons:

          Management Focus. GHS's Self-Improvement and Gamma Knife Businesses have different dynamics and business cycles, serve different marketplaces and customer bases, are subject to different competitive forces and must be managed with different long-term and short-term strategies and goals. GHS believes that separating its businesses into independent public companies, each with its own management team and board of directors, is necessary to address current and future management issues and considerations that result from operating these diverse businesses within a single company. The separation will enable the management of each business to manage that business, and to adopt and implement strategies for that business, solely with regard to the needs and objectives of that business. In addition, as a result of the separation, the management of each business will be able to devote its full attention to managing that business.

          Capital Structure. GHS believes that the Spin-off will allow each of the companies to organize its capital structure and allocate its resources to support the very different needs and goals of the particular business. Capital borrowings can be tailored to the specific needs of the various business units. Each business will be able to allocate its resources without considering the needs of the other businesses.

          Attracting and Retaining Key Employees. GHS's management believes that the ability to attract and retain key personnel is fundamental to its ability to establish a leadership position in its Self-Improvement Business. The Spin-off would enable each company to establish focused equity-based compensation programs that should enable each of them to better attract and retain key personnel.

          Investor Understanding. Debt and equity investors and securities analysts should be able to better evaluate the financial performance of each company and their respective strategies, thereby enhancing the likelihood that each will achieve appropriate market recognition. The stock of each of the two companies will also appeal to investors with differing investment objectives and risk tolerance, and will allow potential investors to focus their investments more directly to the areas of their primary interest.

          Cost Savings. Each company should be able to rationalize better its organizational structure after the Spin-off.

AGREEMENT AND PLAN OF DISTRIBUTION: RELATIONSHIP BETWEEN GHS AND USN AFTER THE SPIN-OFF

     USN and GHS have entered into an Agreement and Plan of Distribution (the "Distribution Agreement") which, in general, outlines the anticipated relationship between the two companies after the Spin-off. The following sets forth a summary of the material terms and provisions of the Distribution Agreement.

  ADMINISTRATIVE SERVICES

     GHS and USN expect to provide their own administrative services after the Spin-off. However, for a period of up to two years after the Spin-off, GHS and USN will generally make their employees available to each other as necessary to support the activities of each party in areas including, without limitation, accounting, tax and legal advice and services and human resources.

     The party rendering these services will be entitled to receive from the other payment for its reasonable costs and expenses incurred in providing such services.

  INDEMNIFICATION

     Pursuant to the Distribution Agreement, other than liabilities and obligations in respect of taxes, which shall be governed by the terms of the Tax Matters Agreement (described below) (a) USN shall be liable for all claims, liabilities and obligations attributable to the USN Gamma Knife business or any of the other assets assigned by GHS to USN pursuant to the Assignment and Assumption Agreement described below

(collectively, the "USN Liabilities"); (b) GHS shall be liable for all claims, liabilities and obligations retained or assumed by GHS pursuant to the Assignment and Assumption Agreement (collectively, the "GHS Liabilities"); and
(c) USN shall be responsible for "Distribution Liabilities" (defined as expenses, costs, or liabilities directly related to the Spin-off) which are incurred or accrued prior to or following May 27, 1999.

     USN will indemnify GHS and its officers, directors, employees, agents and affiliates from and against any and all losses, liabilities, claims, damages, costs and expenses arising out of or related in any manner to the USN Liabilities. GHS will indemnify USN similarly, with respect to the GHS Liabilities.

  OTHER PROVISIONS

     The Distribution Agreement also includes provisions relating to: (i) allocating liability with respect to pending litigation and other potentially significant obligations; and (ii) continued cooperation between GHS and USN with respect to post-Spin-off matters.

ASSIGNMENT AND ASSUMPTION AGREEMENT

     Pursuant to the Assignment and Assumption Agreement, USN shall accept the assignment from GHS to USN of the following assets (collectively, the "Assigned Assets"):

       (i) All assets of GHS related exclusively or primarily to the USN Gamma Knife Business;

      (ii) All accounts receivable of GHS and each of its subsidiaries arising through May 27, 1999;

      (iii) All intercompany accounts due from USN to GHS at May 27, 1999, which contribution shall be deemed a capital contribution from GHS to USN;

      (iv) All prepaid expenses and deposits made by GHS prior to May 27, 1999;

       (v) All refunds payable to GHS for business conducted by GHS prior to May 27, 1999;

      (vi) The capital stock of U.S. Neurosurgical Physics, Inc., a wholly owned subsidiary of GHS ("USNP");

      (vii) cash in the amount of $374,144.71; and

     (viii) Lease dated March 5, 1998 between GHS and Research Grove Associates, relating to the lease of the premises located at 2400 Research Boulevard, Suite 325, Rockville, Maryland 20850 (the "Maryland Lease").

     The following assets of GHS are specifically excluded from the assignment from GHS to USN (collectively, the "Excluded Assets"):

       (i) cash and cash equivalents (a) held by GHS as of May 27, 1999, other than the cash included in the Assigned Assets above , (b) raised in GHS's May 1999 private placement of its Series B Preferred Stock and
           (c) which come into GHS's possession following May 27, 1999;

      (ii) the capital stock of GHS's subsidiaries owned by GHS, other than USNP; and

      (iii) all assets of GHS acquired in connection with the CYL Transaction and the Brainfuel Transaction (as described below under "Business of GHS") or acquired by GHS following May 27, 1999.

     In addition, USN shall assume, be liable for and shall indemnify GHS with respect to all claims, liabilities and obligations which are attributable to the following (collectively, the "Assumed Liabilities"):

       (i) any of the Assigned Assets;

      (ii) any event, occurrence, action or omission relating to GHS and its subsidiaries taken or occurring prior to May 27, 1999, except to the extent they are specifically included in the Excluded Liabilities;

      (iii) the obligations of GHS under the employment agreement dated November 14, 1984, as amended, with Alan Gold;

      (iv) the obligations of GHS under the Maryland Lease; and

       (v) the obligations of GHS to Allen & Company Incorporated for the payment of fees in respect of financial advisory services rendered to GHS in connection with the CYL Transaction and Brainfuel Transaction. See "Certain Relationships and Related Party Transactions."

     GHS shall retain, be liable for and shall indemnify USN with respect to all claims, liabilities and obligations set forth below (collectively, the "Excluded Liabilities"):

       (i) all claims, liabilities and obligations which are attributable to any of the Excluded Assets;

      (ii) the obligations of GHS to issue GHS Common Stock pursuant to options, warrants and commitments to issue capital stock outstanding at May 27, 1999, as well as GHS's obligations under its 1997 Stock Option Plan;

      (iii) the obligations of GHS to pay the consideration, fees, expenses and other costs arising in connection with the CYL Transaction and the Brainfuel Transaction;

      (iv) all claims, liabilities or litigation arising out of any event, occurrence, action or omission relating to GHS and its subsidiaries taken or occurring following May 27, 1999;

       (v) GHS's obligations under the Warrant Certificate, dated November 30, 1993, as amended, issued to Allen & Company Incorporated; and

      (vi) GHS's obligations under that certain Settlement Agreement dated as of March 22, 1999 by and among GHS, USN and the other parties thereto.

TAX MATTERS AGREEMENT

     GHS and USN will enter into a tax matters agreement (the "Tax Matters Agreement") that defines the parties' rights and obligations with respect to federal, state, foreign and other income or franchise taxes relating to GHS's and USN's businesses for tax periods prior to, including and following the Spin-off and with respect to certain other tax matters. In general, USN will be responsible for all taxes of GHS and USN and any of their respective subsidiaries through May 27, 1999 and all taxes of USN subsequent to May 27, 1999. Taxes resulting from the Spin-off will be the responsibility of USN. GHS will be responsible for all taxes resulting from the CYL Transaction or the Brainfuel Transaction and all taxes resulting from the operations of GHS and its subsidiaries (other than USN) following May 27, 1999.

BOARD AND SHAREHOLDER APPROVAL: APPRAISAL RIGHTS

     The GHS Board of Directors has unanimously approved the Spin-off after careful consideration. GHS will not hold a meeting or solicit proxies for the Spin-off, as no approval of the GHS stockholders is required under Delaware law.

     Additionally, under Delaware law, GHS stockholders have no right to an appraisal of the value of their shares in connection with the Spin-off.

OUTSIDE CONSULTANTS

     Neither GHS nor USN has engaged a consultant or other outside party to prepare a report, opinion or appraisal with respect to the Spin-off, except that GHS retained Scott & Stringfellow, Inc., an investment banking firm, to prepare an appraisal of USN in connection with the Spin-off. See "-- Appraisal of USN."

APPRAISAL OF USN

     Scott & Stringfellow, Inc. ("S&S") was retained by GHS to appraise the fair market value of USN as of the date of its Spin-off to serve as a basis for establishing the amount of any taxable gain to GHS and the

USN dividend value to stockholders resulting from the Spin-off. S&S, as a customary part of its investment banking business, is regularly engaged in the appraisal of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and appraisals for estate, corporate and other purposes. Charles H. Merriman, who is a director of GHS and will serve as a director of USN after the Spin-off, is Senior Vice President of S&S.

     For purposes of the appraisal, dated June 17, 1999, the term "fair market value" was defined as the amount at which the USN capital stock in aggregate on a majority interest basis would change hands between a willing buyer and willing sellers, all having reasonable knowledge of all relevant facts and none being under any compulsion to act, with equity to all. Furthermore, for purposes of the appraisal, S&S assumed that, after the Spin-off, the outstanding shares of USN Common Stock will have been fully distributed, the USN Common Stock will be trading on an established market, and information concerning USN of the type normally available concerning publicly-traded companies will have been widely disseminated.

     The full text of the written appraisal of S&S, dated June 17, 1999, is set forth as Appendix A to this Information Statement and describes the assumptions made, matters considered and limits on the review undertaken. GHS stockholders are urged to read the appraisal carefully and in its entirety. The summary of the appraisal of S&S set forth in this Information Statement is qualified in its entirety by reference to the full text of such opinion.

     The preparation of a corporate appraisal is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary, without considering the analysis as a whole, could create an incomplete view of the processes underlying the appraisal. In arriving at its appraisal conclusions, S&S considered the result of all such analyses. The analyses were prepared for the purposes of enabling S&S to render its appraisal of USN to GHS for purposes of establishing the amount of taxable gain, if any, arising from the Spin-off. Analyses based upon forecasts of future results are not necessarily indicative of actual future values, which may be significantly more or less favorable than suggested by such analyses, nor should they be viewed as predictions of potential future trading prices for shares of USN Common Stock.

     In connection with the appraisal, S&S made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances, including, among other things, the following: (i) meetings with certain members of the senior management of GHS to discuss the operations, financial condition, prospects and projected operations and performance of USN; (ii) visits to certain facilities and business offices of GHS; (iii) GHS's annual reports to stockholders and annual reports on Form 10-K for the five fiscal years ended December 31, 1998; (iv) the unaudited pro forma financial statements for the USN business for the five years ended December 31, 1998; (v) the forecasts and projections prepared by GHS's management with respect to USN for the five years ended December 31, 2003; (vi) the historical market prices and trading volume for GHS stock; (vii) certain publicly available financial data for certain companies that S&S deemed comparable to USN; (viii) the Preliminary Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934 of GHS, Inc. with respect to the Spin-off to be filed with the Securities and Exchange Commission; and (ix) such other studies, analyses and inquiries as S&S deemed appropriate.

     The financial forecasts and projections prepared by GHS's management with respect to USN for the five years ending December 31, 2003, were based upon the historical financial results of the USN business while a part of GHS and the material assumptions set forth below. Revenues were projected to increase each year by 8% and salaries and benefits were projected to increase each year by 6%. No new investment in Gamma Knife facilities were contemplated, accordingly, depreciation expense was reduced in year 2001 and thereafter due to the Kansas City facility becoming fully depreciated in year 2001. Operating expenses were projected to approximate historical levels with the exception of management's estimates of the additional general and administrative expenses expected to be incurred as a result of USN operating as a stand-alone company. The combined federal and state income tax rate was estimated to be 40%.

     S&S relied upon the financial forecasts and projections provided to it and assumed, without independent verification, that those financial forecasts and projections had been reasonably prepared and reflected the best currently available estimates of the future financial results and condition of USN and that there had been no material change in the assets, financial condition, business or prospects of USN since the date of the most recent financial statements made available to it. S&S did not independently verify the accuracy and completeness of the information supplied to it with respect to USN and does not assume any responsibility with respect thereto. S&S did not make any independent appraisal of any of the properties or assets of USN.

     As part of its analysis, S&S analyzed the trading volume of GHS's publicly traded common stock, both before and after the announcement of the Spin-off. GHS's Common Stock traded in the range of $5/32 to $18 1/4 per share in the year prior to such announcement. While S&S considered this trading activity in its analysis, S&S utilized an independent valuation analysis to determine the aggregate fair market value on a majority interest basis of the capital stock of USN that will be outstanding after the Spin-off.

     In determining the aggregate fair market value on a majority interest basis of the USN Common Stock that will be outstanding after the Spin-off, S&S considered generally accepted valuation methodologies and, after such due consideration, utilized primarily the capitalization of funds generated from operations and discounted cash flow approaches.

     The capitalization of funds generated from operations approach is a method of determining the fair market value of a company by determining the level of funds generated from operations which is considered to be representative of the future operating performance of the company and capitalizing this level at a selected multiple. Such comparable public companies as are available are selected for comparison purposes and a risk analysis is performed. The selection of appropriate multiples for the company is made based on this comparative risk analysis and a thorough analysis of the comparable market multiples. Capitalizing the representative levels at the selected multiple determines the company's total enterprise value. Certain adjustments for non-operating assets and interest-bearing debt are made to determine the fair market value of the company's equity.

     The discounted cash flow approach is another method of determining the value of an operating enterprise. This approach entailed determining the appropriate cash flows, based upon projected financial information for the enterprise. An appropriate discount rate for the enterprise projections is selected based upon an analysis of alternative investments. The terminal value, which is the value of the enterprise at the end of the projected period, is determined by using the capitalization of earnings approach. The summation of the discounted value for the projected period and the discounted value of cash flow for the terminal value determines the company's total enterprise value. Similarly, to determine the fair market value of the Company's equity, adjustments for non-operating assets and interest-bearing debt are made.

     In the capitalization of funds generated from operations, S&S capitalized USN's earnings before interest and taxes ("EBIT") and earnings before interest, taxes, depreciation and amortization ("EBITDA"). USN's actual 1998 EBIT and EBITDA figures were capitalized and for 1999 "annualized" EBIT and EBITDA figures were employed based on 4X the actual results achieved in the quarter ended March 31, 1999. The highest Total Enterprise Values ("TEV") were developed using the 1999 annualized figures which are $952,000 for EBIT and $2,068,000 for EBITDA. S&S determined that the market-driven TEV of American Shared Hospital Services ("AMS") reflects a 3.65X multiple of annualized EBIT and 2.34X multiple of annualized EBITDA based on AMS's results for the first quarter ended March 31, 1999 annualized. AMS operates five (5) Gamma Knives. Its operations are virtually identical to USN's except larger and AMS is over-capitalized with excess liquidity on its balance sheet. Operationally, AMS is a compelling market-driven proxy for USN. S&S rounded the AMS multiples up to 4X for projected 1999 EBIT and 3X for EBITDA. TEV for USN employing 4X projected EBIT for 1999 produced a figure less than the total of USN's deficit working capital and term debt. Accordingly, the EBIT capitalization was discarded. USN employs rapid depreciation of its facilities to the extent that depreciation and amortization for 1999 total approximately $1.1 million which in combination with projected earnings after tax is insufficient to service the principal amortization and interest expense associated with the capital leases supporting the Gamma Knives. This cash generation short-fall is projected for both fiscal 1999 and 2000. Internally generated fund flows that are insufficient to service debt are of relatively low value to equity holders and for that reason S&S considered the multiple of 3X 1999 EBITDA to be reasonable. 3X annualized EBITDA produced a TEV of $6,204,000.

After subtracting from this TEV figure the total of a deficit working capital of $820,000 added to long term liabilities of $2,990,000, the minority interest equity value produced is $2,394,000. This figure is divided by .70 to adjust for the median premium over the past ten (10) years offered over market prices for majority interest. The majority interest capitalized in this fashion for USN is $3,420,000.

     In the discounted cash flow analysis, S&S determined USN's minority interest equity capitalization value by adding (1) the present value of projected discretionary cash flow for the five years ended December 31, 2003 net of debt service and anticipated capital expenditures, and (2) the net present value of the terminal value after five years. The projected cash flows for the years 1999 through 2003 were based upon the financial projections provided by USN's management. S&S discounted these cash flows at a ratio of 20%. The selected discount rate reflects the rate of return that S&S estimates would be reasonably required by providers of capital to USN to compensate such providers for the time value of their money, as well as the risks inherent in their investment. The terminal value was determined by multiplying the projected discretionary cash flow for fiscal 2003 times 5. This multiple was selected after an analysis of the market capitalization on a minority interest basis of the discretionary cash flow projected to be generated by AMS based on its first quarter 1999 results. In arriving at the multiple of 5X, we attributed $1.00 per share of market capitalization, 35% of the actual per share cash balance, or $3,909,000 of the total AMS market capitalization of $9,772,500 to the cash on the balance sheet totaling $11,071,000. Employing 5X as the multiple for calculating USN's terminal value in the discounted discretionary cash flow analysis resulted in an aggregate equity capitalization on a minority interest basis of $2,128,761. S&S factored this finding by .70 to adjust minority interest capitalization to majority interest which generated a value of $3,041,084, rounded to $3,040,000.

     In their filings with the SEC, both USN and AMS state that direct cost of a new Gamma Knife is approximately $3 million. Assuming a 10% administrative burden to bring an opportunity from conception through all the associated regulatory approvals and construction risks to completion would suggest a replacement cost value approximating $3.3 million per knife or a total of $6.6 million for USN's two facilities. Reducing this figure by $3.81 million, total liabilities less current assets, produces a net value to equity of $2,790,000 as a base price with no attribution of value for the fact that USN is a going concern. This reference to replacement cost serves to support S&S's findings. For further comfort, S&S analyzed the effect on AMS of acquiring USN for $3,040,000 worth of its common stock, 1,216,000 shares at today's market price, and determined to its satisfaction that at this price the acquisition would be reasonably accretive to AMS on a per share EBIT, and EBITDA basis, and only marginally dilutive to earnings per share ("EPS"). AMS was considered for this test because of its similarity in virtually all operational respects to USN, because of its stated intent to expand through acquisition and de novo installations and because it has excess cash as well as a marketable security to use in such an acquisition. A price to AMS of $3,040,000 would represent a premium of 9% over the replacement cost calculation S&S made which seems reasonable. Alternatively, the $3,420,000 equity capitalization derived from the EBITDA calculation would represent a 22.6% premium when debt assumed is included over what S&S estimates AMS would have to spend to build two new Gamma Knife facilities. This would appear to be more than is reasonable, furthermore, in an exchange of securities at today's price for AMS common, the transaction would dilute EPS by more than 10%, accordingly, S&S selected the $3,040,000 majority interest appraisal in preference to the $3,420,000 calculation.

     Appraisal Summary and Conclusion

     Based on the foregoing analysis, S&S determined that the discretionary cash flow model discounted at 20% and factored for majority interest produced a reasonable approximation of USN's aggregate majority interest equity capitalization at this time. Based upon the investigation, premises, provisos, and analyses outlined above, as of June 17, 1999 S&S appraised the fair market value of the capital stock of USN to be reasonably stated in the amount of $3,040,000 or $0.43 per share based on 7,047,828 shares of Common Stock issued and outstanding after the Spin-off. If necessary, S&S will update its appraisal of the fair market value of the USN Common Stock received in the Spin-off as of the Spin-off Payment Date.

     In accordance with its engagement letter, S&S has addressed its report solely to the Board of Directors of GHS for their use in connection with their review and evaluation of the Spin-off. Neither the report nor the underlying financial analysis may be relied upon by any person other than the members of the Board of

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

Directors of GHS without the prior written consent of S&S. Accordingly, under the terms of the engagement letter and the report, no GHS or USN shareholder or any other person may rely or allege reliance on S&S's report or analysis in any manner. Pursuant to its engagement letter, S&S will receive a fee of $20,000 upon the delivery of its appraisal and GHS has agreed to indemnify S&S for certain liabilities which may arise out of the rendering of S&S's appraisal.

ACCOUNTING TREATMENT

     As part of the Spin-off, GHS will restate its consolidated financial statements to reflect USN as a discontinued operation. Because the Spin-off is comprised of an ongoing business, the distribution will be recorded at book value rather than at market value.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE SPIN-OFF TO GHS AND ITS STOCKHOLDERS

     The following discussion summarizes the material U. S. federal income tax consequences of the Spin-off that affect GHS and its stockholders and does not address all of the aspects of federal income taxation that may be relevant to GHS and its stockholders. This discussion is based on current provisions of the Internal Revenue Code of 1986 (the "Code"), existing, temporary and proposed Treasury Regulations promulgated thereunder and current administrative rulings and court decisions, all of which are subject to change. No assurance can be given that future legislation, regulations, administrative rulings and court decisions will not significantly change these authorities, possibly with retroactive effect. Stockholders should note that this discussion is not binding on the Internal Revenue Service ("IRS") or the courts and that GHS has not sought, and does not intend to seek, a ruling from the IRS as to any of the federal income tax consequences to either GHS or its stockholders of the Spin-off, and no opinion of counsel has been, or will be, rendered to GHS or its stockholders with respect to any of the federal income tax consequences of the Spin-off. The following discussion summarizes the material U. S. federal income tax issues raised by the Spin-off and does not reflect either the special circumstances that may be relevant to a particular stockholder or the effect of the Spin-off under the tax laws of any state, local or foreign jurisdiction.

     As previously discussed, GHS has authorized the Spin-off of USN to its stockholders. GHS will be required to recognize gain on the Spin-off to the extent of the excess, if any, of the fair market value of the USN Common Stock over its adjusted basis in the hands of GHS. In order to determine such fair market value for this purpose, an appraisal of USN will be made by Scott & Stringfellow as of the date of the Spin-off. Scott & Stringfellow has provided an appraisal of USN as of June 17, 1999 of $3,040,000, or $.43 per share based on 7,047,828 shares of USN Common Stock outstanding after the Spin-off (which is based on such same number of shares of GHS Common Stock outstanding on June 17,
1999). See "--Appraisal of USN." As of June 30, 1999, 7,316,685 shares of GHS Common Stock were outstanding; therefore, based on the S&S appraisal, the fair market value of USN would be $.42 per share. The final per share value of the USN Common Stock will be determined as of the Spin-off Payment Date and will depend on the actual number of shares of USN Common Stock issued in the Spin-off. If necessary, S&S will update its appraisal of the fair market value of the USN Common Stock received in the Spin-off as of the Spin-off Payment Date.

     As a result of the Spin-off, each holder of GHS Common Stock will be considered to receive, to the extent of GHS's current and accumulated earnings and profits, a taxable dividend includable in income in an amount equal to the fair market value of the USN Common Stock received in the Spin-off. The fair market value of the USN shares distributed to the GHS stockholders will be reported to each stockholder by way of an IRS Form 1099-DIV (the "Form 1099-DIV") reflecting the appraisal made by Scott & Stringfellow. The portion of the Spin-off to each GHS stockholder that is taxable as a dividend will be reported as "ordinary dividends" in Box #1 of the stockholder's Form 1099-DIV. GHS stockholders that are corporations generally will qualify for the 70% intercorporate dividends-received deduction subject to satisfaction of the requisite minimum holding period (generally, the GHS Common Stock must be held for at least 46 days within the 90 day period of time beginning 45 days before the GHS Common Stock becomes ex-dividend) and other applicable requirements. If the dividend is an "extraordinary dividend," as defined by Section 1059(c) of the Code, a corporate stockholder generally will be required to reduce its basis in its GHS Common Stock by the amount of the dividends-received deduction it was allowed. An "extraordinary dividend" with respect to common stock is one in which the amount of such dividend equals or exceeds 10% of the stockholder's adjusted basis in its GHS Common Stock and the corporate stockholder had not held the GHS Common Stock for more than two years as of April 26, 1999 (the date the Spin-off was first announced publicly.)

     GHS's management anticipates that the value of the distributed USN Common Stock will not exceed GHS's accumulated earnings and profits. If the value of the distributed USN Common Stock was to exceed GHS's accumulated earnings and profits, the portion of the Spin-off to each stockholder that exceeds GHS's accumulated earnings and profits would be reported as a "nontaxable distribution" in Box #3 of the Form 1099-DIV received by the stockholder. Any such excess would be treated as a non-taxable return of capital to a recipient stockholder and each recipient stockholder would reduce his or her adjusted basis in his or her shares of GHS Common Stock in an amount equal to such excess. To the extent that the non-taxable portion of the Spin-off exceeds a stockholder's basis in his or her GHS Common Stock, the excess would be treated as capital gain. A stockholder thus would recognize capital gain to the extent the amount shown in Box #3 of the Form 1099-DIV exceeds the stockholder's adjusted basis in his or her GHS Common Stock. Gain or loss would be determined separately for each block of GHS common stock (i.e., GHS Common Stock acquired at the same cost in a single transaction) and this gain would be short-term or long-term depending on how long the stockholder has held the shares of GHS Common Stock.

     Each stockholder's basis in the shares of USN Common Stock he or she receives will be equal to the fair market value of these shares on the date of the Spin-off. Each stockholder's holding period for these shares will begin on the day after the date of the Spin-off.

     Payments to a stockholder in connection with the Spin-off may be subject to "backup withholding" at a rate of 31%, unless the stockholder is a (1) corporation or comes within certain exempt categories and, when required, demonstrates this fact, or, (2) provides a correct tax identification number ("TIN") to the payor, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. A stockholder who does not provide a correct TIN may be subject to penalties imposed by the IRS. Any amount withheld as backup withholding does not constitute an additional tax and will be creditable against the stockholder's federal income tax liability provided the required information is provided to the IRS.

     The summary of the material U. S. federal income tax consequences set forth above may not be applicable to shareholders who received their shares of GHS Common Stock through the exercise of an employee stock option or otherwise as compensation, who do not hold their shares as capital assets within the meaning of Section 1221 of the Code, who are not citizens or residents of the United States, or who are otherwise subject to special treatment under the Code. Accordingly, because individual circumstances may differ, each stockholder should consult such stockholder's own tax advisor to determine the applicability of the rules discussed above and the particular tax effects to such stockholder of the Spin-off, including the application and effect of state, local, foreign and other income tax laws and changes thereto.

REASONS FOR FURNISHING THE INFORMATION STATEMENT TO GHS STOCKHOLDERS

     This Information Statement is being furnished by GHS solely to provide information to GHS stockholder who will receive the USN Common Stock in the Spin-off. It is not, and is not to be construed as, an inducement or encouragement to buy or sell and securities of GHS or USN. The information contained in this Information Statement is believed by GHS and USN to be accurate as of the date set forth on its cover. Changes may occur after that date, and neither GHS nor USN will update the information except in the normal course of their respective public disclosure practices.

                  BUSINESSES OF GHS AND USN AFTER THE SPIN-OFF

     After the Spin-off, GHS and USN will operate as separate businesses. GHS will, among other things, pursue certain business opportunities in the personal and professional improvement industry. USN will continue to operate its USN Gamma Knife Business.

THE BUSINESS OF GHS

     Following the Spin-off, GHS's sole business will involve the continued development of an online network to focus on personal and professional improvement. In May 1999, GHS consummated the acquisition of ChangeYourLife.com, LLC, a company founded by Anthony J. Robbins that is engaged in the development of a web site for personal and professional improvement (the "CYL Transaction"). ChangeYourLife.com, LLC has an agreement with Anthony J. Robbins and his operating company, Robbins Research International Inc. that makes GHS the exclusive online source for Robbins' training, courses, content and publications. In addition, in May 1999, GHS completed its acquisition of Brainfuel.com, the online arm of The Learning Annex and has the option to purchase The Learning Annex's traditional offline business (the "Brainfuel Transaction"). As a result of this acquisition, GHS has exclusive online access to educational content and materials covering a wide range of topics. GHS's ultimate objective is to make its online network the leader in online personal and professional improvement content, services, communities, and interactive sales.

THE BUSINESS OF USN

  GENERAL

     USN was organized in July 1993 to own and operate stereotactic radiosurgery centers, utilizing the Gamma Knife technology. USN currently owns and operates two Gamma Knife centers, one on the premises of Research Medical Center ("RMC") in Kansas City, Missouri and one on the premises of New York University Medical Center ("NYU") in New York, New York. USN intends to continue to explore opportunities to open additional Gamma Knife centers. USN's business strategy is to provide a mechanism whereby hospitals, physicians, and patients can have access to Gamma Knife treatment capability, a high capital cost item. USN provides the Gamma Knife to medical facilities on a "cost per treatment" basis. USN owns the Gamma Knife units, and is reimbursed by the facility where it is housed, based on utilization.

     USN's principal target market is medical centers in major health care catchment areas that have physicians experienced with and dedicated to the use of the Gamma Knife. USN seeks cooperative ventures with these facilities. USN believes that, as of December 31, 1998, there were approximately forty Gamma Knife treatment centers in the United States.

     As a result of the Assignment and Assumption Agreement, U.S. Neurosurgical Physics, Inc. ("USNP") is the sole subsidiary of USN USNP administers the billing and collection of the fees charged by the physicist who operates the Kansas City Gamma Knife.

  GAMMA KNIFE TECHNOLOGY

     The Leksell Gamma Knife is a unique stereotactic radiosurgical device used to treat brain tumors and other malformations of the brain without invasive surgery. The Gamma Knife delivers a single, high dose of ionizing radiation emanating from 201 cobalt-60 sources positioned about a hemispherical, precision machined cavity. The lesion is first targeted with precision accuracy using advanced imaging and three dimensional treatment planning techniques such as CT Scans, MR Scans, conventional X-rays, or angiography. Each individual beam is focused on a common target producing an intense concentration of radiation at the target site, destroying the lesion while spreading the entry radiation dose uniformly and harmlessly over the patient's skull. The mechanical precision at the target site is +/- 0.1mm (1/10 of 1 millimeter). Because of the steep fall-off in the radiation intensity surrounding the target, the lesion can be destroyed, while sparing the surrounding tissue.

     The procedure, performed in a single treatment, sharply reduces hospital stay times and eliminates post-surgical bleeding and infection. When compared with conventional neurosurgery, Gamma Knife treatment is less expensive. However, not all patients are candidates for radiosurgery since the decision to use the Gamma Knife depends on the type, size, and location of the lesion.

KANSAS CITY AND NEW YORK CENTERS

     In July 1993, USN purchased its first Leksell Gamma Knife from Elekta Instruments, Inc. (Elekta), for the purpose of installing it at RMC in Kansas City, Missouri. USN paid approximately $3,000,000 for the Gamma Knife through a capital lease financing.

     USN opened its first Gamma Knife Center on the premises of RMC in September 1994. RMC is part of Health Midwest, a consortium of eleven hospitals and numerous affiliates. USN formed a cooperative venture with RMC in September, 1993. Per an agreement with RMC, GHS sold 500,000 shares of GHS Common Stock for $500,000 to RMC to secure additional working capital in order to enable USN to develop and construct a Gamma Knife Facility. USN installed the Gamma Knife in the facility, where it is being utilized by neurosurgeons credentialled by RMC. USN is reimbursed for use of the Gamma Knife by RMC based on a percentage of the fees collected by RMC for Gamma Knife procedures. Pursuant to a ground lease agreement, RMC leased to USN the land on which to build the Gamma Knife facility.

     USN opened its second treatment center in July 1997 on the campus of NYU in New York, New York. Construction of the Gamma Knife suite was completed in July 1997. The Gamma Knife cost and the cost of the facility improvements totaled approximately $4,700,000. In July 1997 GHS commenced its lease for the NYU Gamma Knife. DVI Financial Services, Inc. (DVI) provided the capital lease financing for the NYU facility. The term is six years with incremental payments for the first year and fixed payments thereafter. The interest rate for such capital lease is 12%. GHS has retained a marketing representative to help introduce the technology to neurosurgeons in the New York tri-state region.

     In March 1997, USN refinanced the lease on the RMC Gamma Knife with DVI. The effects of this transaction were to lower its interest costs to 10.4 % per annum and provide proceeds to pay for the buildout of the NYU Gamma Knife suite. USN also commenced loans with DVI of $188,000 to finance the remainder of the buildout. The terms of these loans are three years and they bear interest between 12% and 12.9% per annum.

  REGULATORY ENVIRONMENT

     The levels of revenues and profitability of companies involved in the health services industry, such as USN, may be affected by the continuing efforts of governmental and third party payors to contain or reduce the costs of health care through various means. Although neither GHS nor USN believes that the business activities of USN will be materially affected by changes in the regulatory environment, it is uncertain what legislative proposals will be adopted or what actions federal, state or private payors for healthcare goods and services may take in response to any healthcare reform proposals or legislation. Neither GHS nor USN can predict the effects healthcare reform may have on USN's business, and no assurance can be given that any such reforms will not have a material effect on USN.

     In addition, the provision of medical services in the United States is dependent on the availability of reimbursement to consumers from third party payors, such as government and private insurance companies. Although, patients are ultimately responsible for services rendered, each of GHS and USN expects that the majority of USN's revenues will be derived from reimbursements by third party payors. Medicare has authorized reimbursement for Gamma Knife treatment. Over the last several years, such third party payors are increasingly challenging the cost effectiveness of medical products and services and taking other cost-containment measures. Therefore, although treatment costs using the Gamma Knife compare favorably to traditional invasive brain surgery, it is unclear how this trend among third party payors and future regulatory reforms affecting governmental reimbursement will affect procedures in the higher end of the cost scale.

     In the future, GHS may establish additional Gamma Knife centers. Completion of future centers would require approvals and arrangements with hospitals, health care organizations, or other third parties, including certain regulatory authorities. The Food and Drug Administration has issued the requisite pre-market approval for the Gamma Knife to be utilized by USN. In addition, many states require hospitals to obtain a Certificate of Need (CON) before they can acquire a significant piece of medical equipment. Should USN enter into future ventures such "need" will be demonstrable, but it can have no assurance that Certificates of Need will be granted.

     In addition, the Nuclear Regulatory Commission must issue a permit to USN to permit loading the Cobalt at each Gamma Knife site. While USN believes that it can obtain a NRC permit for any future Gamma Knife machine, there is no assurance that it will.

  LIABILITY INSURANCE

     Although USN does not directly provide medical services, it has obtained professional medical liability insurance, and has general liability insurance as well. USN believes that its insurance is adequate for providing treatment facilities and non-medical services although there can be no assurance that the coverage limits of such insurance will be adequate or that coverage will not be reduced or become unavailable in the future.

  COMPETITION

     The health care industry, in general, is highly competitive and USN expects to have substantial competition from other independent organizations, as well as from hospitals in establishing future Gamma Knife centers. There are other companies that provide the Gamma Knife on a "cost per treatment basis". In addition, larger hospitals may be expected to install Gamma Knife technology as part of their regular inpatient services. Many of these competitors have greater financial and other resources than USN. Principal competitive factors include quality and timeliness of test results, ability to develop and maintain relationships with referring physicians, facility location, convenience of scheduling and availability of patient appointment times. USN believes that cost containment measures will encourage hospitals to seek companies that are providing the technology, instead of incurring the capital cost of establishing their own Gamma Knife centers.

  GAMMA KNIFE SUPPLY AND SERVICING

     Currently the only company that manufactures, sells, and services the Gamma Knife is Elekta Instruments, Inc., a subsidiary of AB Elekta of Stockholm, Sweden. Any interruption in the supply or services from Elekta would adversely affect USN's ability to maintain its Gamma Knife treatment centers.

  GAMMA KNIFE FINANCING

     USN has secured capital lease financing from DVI for both its first Gamma Knife installation at the RMC site and its second Gamma Knife in New York. The Gamma Knife is an expensive piece of equipment presently costing approximately $3,500,000. Therefore, USN's development of new Gamma Knife centers is dependent on its ability to secure favorable financing. Each of GHS and USN believes that USN will continue to be successful in obtaining financing but can give no absolute assurance that it will.

  NEW TECHNOLOGY/POSSIBLE OBSOLESCENCE

     Gamma Knife technology may be subject to technological change. Consequently, USN will have to rely on the Gamma Knife's manufacturer, Elekta, to introduce improvements or upgrades in order to keep pace with technological change. Any such improvements or upgrades which USN may be required to introduce will require additional financing. In addition, newly developed techniques and devices for performing brain surgery may render the Gamma Knife less competitive or obsolete.

  EMPLOYEES

     USN has five full-time employees and one part-time employee. Of these employees, two are engaged in sales and marketing, one technical, and three in administration and office support.

  PROPERTIES

     USN's base facility, from which it conducts substantially all of its operations, is located in Rockville, Maryland and occupies approximately 1,300 square feet. The rent is approximately $32,000 per year. USN occupies approximately 1,600 square feet in its RMC facility. This facility is located on the campus of RMC in Kansas City, Missouri. USN also occupies about 2,000 square feet at the NYU Medical Center in New York, New York.

  LITIGATION

     USN is not currently a party to any material legal proceeding. USN has recently settled a litigation in which it, GHS and certain other parties had been involved. See "Certain Relationships and Related Party Transactions."

                    MANAGEMENT OF USN FOLLOWING THE SPIN-OFF

DIRECTORS AND OFFICERS

     After the Spin-off, the following officers and directors shall serve USN:

                  NAME                                     POSITION
                  ----                                     --------
        Alan Gold                 President, Chief Executive Officer & Director
        William F. Leimkuhler     Director
        Charles H. Merriman, III  Director
        Howard Grunfeld           Vice President -- Finance, Treasurer and Chief Financial
                                  Officer
        Susan Greenwald Gold      Vice President and Secretary

Each of the officers and directors of USN had held similar positions with GHS prior to the consummation of the CYL Transaction. Set forth below is certain biographical information on such officers and directors:

     ALAN GOLD served as President and a director of GHS since its formation. Mr. Gold has also been a director of USN since its formation in 1993 and its President since 1996. Mr. Gold, 54, was one of the founders of Global Health Systems, the predecessor of GHS, serving as its President since its formation in July 1983. From 1981 to 1983 he served as Executive Vice-President of Libra Group, a company located in Rockville, Maryland, engaged in health care automation, where he was President of Global Health Foundation and Libra Research and Executive Vice President of Libra Technology. From July 1997 through March 1998, Mr. Gold was also an employee of Health Management Systems.

     WILLIAM F. LEIMKUHLER served as director of GHS since its incorporation in 1984 and was appointed a director of USN in May 1999. Since January 1994, Mr. Leimkuhler, 47, has been a Vice President of Allen & Company Incorporated, an investment banking firm. From 1984 to December, 1993, Mr. Leimkuhler was a partner with the law firm of Werbel & Carnelutti, which has served as counsel to GHS on various matters since GHS's formation.

     CHARLES H. MERRIMAN, III served as a director of GHS since October 1997 and was appointed a director of USN in May 1999. Mr. Merriman, 64. is a Managing Director of the Investment Banking and Corporate Finance Department of Scott & Stringfellow, an investment banking firm where he has been employed since 1972. Mr. Merriman has extensive knowledge of USN's primary focus on healthcare and technology.

     HOWARD GRUNFELD served as Controller of GHS since 1990 and as Treasurer of USN since 1993. Mr. Grunfeld, 38, was appointed Vice President -- Finance and Chief Financial Officer of USN in May 1999. Mr. Grunfeld served as the Controller of Global Health Systems from 1990 through July 1997. From July 1997 through February 1998, Mr. Grunfeld was an employee of Health Management Systems, Inc. (HMS).

     SUSAN GREENWALD GOLD served as Vice President of Marketing Communications and as Secretary of GHS since its formation. Ms. Gold, 54, was one of the founders of Global Health Systems, the predecessor of GHS, and served as its Vice President of Marketing Communications since 1983. From 1981 through 1983 she was the Proposal Manager for Libra Technology and Global Health Foundation, sister companies engaged in Federal contracting and private enterprise, respectively, in the healthcare information technology business. From July 1997-February 1998, Ms. Gold was an employee of Health Management Systems, Inc.
(HMS). Ms. Gold is the wife of Alan Gold.

     Pursuant to USN's Bylaws, USN's Board of Directors will elected by stockholders at each annual meeting to serve until the next annual meeting or until their successors are elected and qualified. In the case of a vacancy, a director will be appointed by a majority of the remaining directors then in office to serve the remainder of the term left vacant. Directors will not receive any fees for attending Board meetings. Directors are entitled to receive reimbursement for travelling costs and other out-of-pocket expenses incurred in attending Board meetings. USN does not have a standing audit, nominating or compensation committee.

     Pursuant to USN's Bylaws, officers of USN hold office until the first meeting of directors following the next annual meeting of stockholders and until their successors are chosen and qualified.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation for the years ended December 31, 1998, 1997 and 1996 for the Chief Executive Officer of USN. All such compensation was paid by GHS for services performed for GHS and USN prior to the Spin-off. Following the Spin-off, the compensation of USN's officers and other employees will be paid solely by USN.

                           SUMMARY COMPENSATION TABLE

                                                        ANNUAL COMPENSATION   LONG TERM COMPENSATION
                   NAME AND                             -------------------   ----------------------
              PRINCIPAL POSITION                 YEAR        SALARY($)             OPTIONS/SARS
              ------------------                 ----   -------------------   ----------------------
Alan Gold, President & Director................  1998        $207,500
                                                 1997        $115,000                100,000
                                                 1996        $150,000

EMPLOYMENT AGREEMENTS

     In connection with the Spin-off, USN is assuming the employment agreement between Mr. Gold and GHS. Mr. Gold's annual compensation will be set by USN's Board of Directors. Such employment agreement gives either USN or Mr. Gold the option to terminate the agreement by giving the other party 6 months written notice.

STOCK OPTION PLANS

     Immediately following the Spin-off, USN will not have an formal stock option plans. If the Board of Directors deems it advisable, USN may, in the future, adopt a stock option plan in accordance with all applicable legal requirements.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     In 1993, pursuant to an agreement (the "USN Agreement") between GHS and A. Hyman Kirshenbaum, M.D. ("Kirshenbaum") and Jerry Brown, Ph.D ("Brown") , GHS, among other things, granted an aggregate 20% interest in USN to Brown and Kirshenbaum. In addition, following the execution of the USN agreement, Kirshenbaum was appointed as an officer of USN and Brown was appointed to GHS's Board of Directors and executed an employment agreement with USN. Under the terms of the USN Agreement, GHS possessed the right to repurchase for cash or GHS Common Stock such 20% interest during each of the third through sixth full fiscal years of the USN Agreement at a value to be calculated by GHS in accordance with the terms of the USN Agreement. GHS exercised its right to repurchase the 20% interest in USN in November 1996 at a value of $38,781.40, which value was disputed by Brown and Kirshenbaum.

     In June 1997, GHS instituted an action (the "Declaratory Action") in the United States District Court of Maryland, Southern Division against Kirshenbaum and Brown seeking a declaration from the Court that its repurchase of Brown's and Kirshenbaum's 20% interest in USN for $38,781.40 was fair and equitable. In response to the Declaratory Action, Brown and Kirshenbaum filed a counterclaim and third party claim against GHS, USN, Alan Gold and Allen & Company Incorporated, a significant stockholder of GHS, citing various claims including causes of action for breach of contract and fraud. USN filed a counterclaim against Brown and Kirshenbaum alleging various torts claims arising out of the business relationship. In addition to the above described federal court action, Brown filed a state court action in the District Court in and for Montgomery County, Maryland against USN and other parties seeking breach of contract damages for lost salary, unreimbursed expenses and for consequential damages and costs arising out of what he claims to be an improper termination from USN.

     On May 25, 1999, the parties to the above-described actions settled all of above-described legal proceedings pursuant to an Agreement and Plan of Settlement dated March 22, 1999 between Brown, Kirshenbaum, GHS, USN, Alan Gold and Allen & Company. As part of the closing of such settlement, GHS issued in the aggregate 68,688 additional shares of GHS Common Stock to Brown and Kirshenbaum and delivered $200,000 in cash to them. In addition, USN delivered to Brown and Kirshenbaum promissory notes (the "Settlement Notes") in the aggregate amount of $450,000, bearing interest at the rate of 6% per annum, and payable over a four-year period as follows: $100,000 on the first, third and fourth anniversaries of such closing and $150,000 on the second anniversary of such closing. USN will be solely responsible for the payment of the Settlement Notes. The Settlement Notes are secured by a second-priority security interest in USN's receivables from its Kansas City and New York Gamma Knife centers. On June 9, 1999, the Declaratory Action was dismissed with prejudice by the parties, and said dismissal was approved by the District Court judge.

     As consideration for financial advisory services rendered by Allen & Company Incorporated ("Allen") to GHS in connection with the CYL Transaction and Brainfuel Transaction through May 27, 1999, GHS agreed to pay Allen a financial advisory fee of $400,000, payable in installments of $100,000 on each of August 1, 1999, August 1, 2000, September 1, 2000 and October 1, 2000. As a result of the Assignment and Assumption Agreement entered into between GHS and USN, USN will be solely responsible for the payment of such fees because such fees relate to events occurring prior to May 27, 1999. Allen will be the beneficial holder of approximately 27% of the USN Common Stock following the Spin-off and William
F. Leimkuhler, a director of GHS and USN, is a Vice President of Allen.

     In May 1999, GHS retained Scott & Stringfellow, an investment banking firm, to prepare an appraisal of USN in connection with the Spin-off. Mr. Charles H. Merriman III, a director of GHS and USN, is a Managing Director of Scott & Stringfellow. See "The Spin-off of U.S. NeuroSurgical, Inc. -- Appraisal of USN."

                 SELECTED USN AND USNP COMBINED FINANCIAL DATA

     The following table sets forth certain selected combined financial and operating data for USN and USNP as of and for each of the five years in the period ended December 31, 1998. Balance sheet data as of December 31, 1998 and 1997 and statement of operations data for each of the three years in the period ended December 31, 1998, have been derived from USN's and USNP's combined financial statements and notes thereto that have been audited by Richard A. Eisner & Company, LLP, independent public accountants. The financial data as of December 31, 1996, 1995 and 1994 and for the two years ended December 31, 1995 and the financial data as of and for the three-month periods ended March 31, 1999 and 1998 have been derived from unaudited financial statements and contain all adjustments necessary for a fair presentation of such financial information. Operating results for the three months ended March 31, 1999 are not necessarily indicative of the results that may be expected for the entire fiscal year ending December 31, 1999. All the data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations of USN" and USN's and USNP's combined financial statements and notes thereto.

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                           THREE MONTHS
                                                YEAR ENDED DECEMBER 31,                  ENDED MARCH 31,
                                  ----------------------------------------------------   ----------------
                                   1998     1997     1996       1995          1994        1999     1998
                                  ------   ------   ------   -----------   -----------   ------   -------
                                                             (UNAUDITED)   (UNAUDITED)     (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Operating Revenue...............  $2,332   $1,830   $1,452     $1,283        $  381      $ 940    $  588
Expenses:
  Patient expense...............   1,221      843      574        545           177        343       333
  General and administrative....   1,148      585      417        279           253        323       151
  Interest expense..............     555      485      302        499           308        116       152
Net Income (loss)...............  (1,011)     (53)      95        (40)         (357)        98       (48)
Pro forma basic and diluted
  income (loss) per common share
  (1)...........................  $(0.16)  $(0.01)  $ 0.01     $(0.01)       $(0.05)     $0.01    $(0.01)

                                                         DECEMBER 31,
                                  ----------------------------------------------------------    MARCH 31,
                                   1998      1997       1996          1995          1994          1999
                                  -------   ------   -----------   -----------   -----------   -----------
                                                     (UNAUDITED)   (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
BALANCE SHEET DATA:
  Cash and cash equivalents.....  $    21   $   60     $   14        $    0        $    9        $  223
  Total assets..................    5,811    6,836      6,604         3,636         3,955         5,895
  Long-term obligations.........    3,514    4,667      5,659         3,347         3,246         3,116
  Stockholders deficiency.......   (1,043)    (657)      (712)         (486)         (392)         (945)

NOTES:

(1) Pro forma basic and diluted income (loss) per common share is calculated assuming that the Spin-off and the stock-split of USN Common Stock required to effect the Spin-off had occurred as of January 1, 1994.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
            OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF USN

     The following discussion should be read in conjunction with USN's and USNP's Combined Financial Statements and Notes set forth elsewhere in this Information Statement.

RESULTS OF OPERATIONS

  FIRST QUARTER 1999 COMPARED TO FIRST QUARTER 1998

     Patient revenue increased 60% to $940,000 in the quarter ended March 31, 1999 from $588,000 for the quarter ended March 31, 1998. The increase was due to an increase in the number of Gamma Knife procedures at Research Medical Center in Kansas City and the NYU Gamma Knife Center in New York. Patient expenses increased 3% to $343,000 from $333,000 a year earlier. Selling, general and administrative expense increased to $323,000 from $151,000 for the quarter ended March 31, 1998. The increase was due to the effects of salaries and related office costs incurred for employees who were not employed by USN during the first quarter of 1998. Interest expense decreased 31% to $116,000 from $152,000 in the same period a year earlier. The decrease was due to increased principal payments on the Company's Gamma Knife properties. For the quarter ended March 31 1999, income from continuing operations was $98,000 as compared to a loss of $48,000 for the same period a year earlier.

  1998 COMPARED TO 1997

     Patient revenue increased 27% to $2,332,000 in 1998 from $1,830,000 in 1997. The increase was due to added revenue from the NYU Gamma Knife which completed its first calendar year of service. Patient expenses increased 45% to $1,221,000 from $843,000 in 1997. The increase was due to a full year of depreciation to the NYU Gamma Knife as well as amortization for the NYU leasehold improvements. Selling, general and administrative expense (S, G & A) increased 96% to $1,148,000 from $585,000 in 1997. The increase was due to the legal expenses incurred in connection with proceedings described in "Certain Relationships and Related Party Transaction" herein and in the Combined Financial Statements and the effects of salaries and related office costs incurred for employees who were employed by USN for a greater period in 1998 than for 1997. For the year ended 1998, loss from operations was $971,000 as compared to income from operations of $402,000 in 1997. The loss reflects an estimated cost of $934,000 to settle the legal proceedings described in "Certain Relationships and Related Party Transactions" herein. Interest expense increased 14% to $555,000 from $485,000 in the previous year. The increase was due to a full year of debt service on the NYU Gamma Knife in 1998 as compared to 1997 when $178,000 of interest was capitalized, prior to the opening of the Center. USN had an income tax benefit of $511,000 in 1998 as compared to an income tax benefit of $8,000 in 1997. As a result of these factors, USN had a loss from continuing operations of $1,011,000 in 1998 and a loss of $53,000 in 1997.

  1997 COMPARED TO 1996

     Patient revenue increased 26% to $1,830,000 in 1997 from $1,452,000 in 1996. The increase was due to two factors. The Gamma Knife at the RMC Gamma Knife Center (Kansas City Center) continued to increase its patient treatments. The other increase was due to the fact that USN opened its second center and the first in New York City. This center commenced operations in the second half of 1997. Patient expenses increased 47% to $843,000 from $574,000 in 1996. The increase was due to increased depreciation to the New York Gamma Knife and due to the amortization for the New York improvements. Selling, general and administrative expense (S, G & A) increased 40% to $585,000 in 1997 from $417,000 in 1996. The increase was due to increased insurance costs for the two Gamma Knives and legal fees related to the legal proceedings described in "Certain Relationships and Related Party Transaction" herein and in the Combined Financial Statements.

     For the year ended December 31, 1997, income from operations was $402,000 as compared to income from operations of $461,000 in 1996. There was a 60% increase in interest expense to $485,000 in 1997 from $302,000 in 1996. The increase in interest expense was due to the opening of the second Gamma Knife Center at NYU in July 1997. Prior to the opening, interest on the progress payments of the Gamma Knife and the demand loan for the leasehold improvements at NYU had been capitalized. Interest capitalized was $178,000 for 1997 and $249,000 for 1996. With the commencement of the NYU Gamma Knife Center, the second equipment lease started replacing the progress payments, leasehold improvements of $487,000 were financed over three years and the capitalized interest cost began to be amortized over seven years. As a result of these factors, USN had a loss from continuing operations of $53,000 in 1997.

LIQUIDITY AND CAPITAL RESOURCES

     At March 31, 1999 USN had a working capital deficit of $2,995,000 as compared to a working capital deficit of $2,974,000 at December 31, 1998. Included in such deficits are $1,855,000 and $1,651,000, respectively, of amounts payable to GHS, which amounts have since been contributed to the capital of USN. Cash and cash equivalents at March 31, 1999 were $223,000 as compared with $21,000 at December 31, 1998. Net cash provided by operating activities was $550,000 as compared with $283,000 for the same period, a year earlier. Depreciation and amortization was $280,000 for the quarter ended March 31, 1999 as compared to $282,000 in the same period, one year earlier. There was an increase in receivables of $161,000 during the quarter. For the year ended December 31, 1998 net cash provided by operating activities amounted to $475,000 as compared to net cash used of $494,000 in 1997. Depreciation and amortization was $1,121,000 in 1998, a 43% increase from the $784,000 in 1997. This increase was due to the NYU Gamma Knife being in service for a full calendar year. Accounts payable and accrued expenses increased by $657,000 from 1997 to 1998 as a result of an accrual of $650,000 made for settlement of a lawsuit.

     Net cash used in financing activities for the quarter ended March 31, 1999 was $348,000 as compared to $325,000 for the same period a year earlier, as USN paid down the principal on its capitalized leases. Net cash used in financing activities was $491,000 in 1998 compared to $211,000 in 1997. USN made lease repayments of $1,195,000 in 1998 versus $486,000 in 1997.

     There was no cash used in or provided by investing activities for the first three months of 1999. USN's net cash used in investing activities was $23,000 in 1998 compared to $241,000 in 1997. There were purchases of property and equipment of $20,000 in 1998 as compared to $1,102,000 in 1997 when USN completed construction of the NYU Gamma Knife facility.

     The annual capital lease payments for the Gamma Knife at RMC in Kansas City total $827,000. At December 31, 1998 USN had one and one-half years remaining on this capital lease. The capital leases for the NYU equipment and improvements require annual payments of $792,000 and $221,000 respectively. In addition, as part of the settlement of a litigation involving GHS and USN in May 1999, USN issued promissory notes in the aggregate amount of $450,000, bearing interest at the rate of 6% per annum, and payable over a four-year period as follows:
$100,000 on the first, third and fourth anniversaries of closing of the settlement and $150,000 on the second anniversary of such closing. USN will be solely responsible for the payment of these promissory notes.

     After giving effect to the CYL Transaction, the Company had $1,132,000 in current assets and $6,250,000 of total assets, reflecting approximately $374,000 in cash transferred from GHS to USN pursuant to the Distribution Agreement. In addition, after giving effect to the CYL Transaction, current liabilities in the amount of $1,960,000 gave USN negative working capital of $828,000.

     Management believes that the capital resources derived through internally generated funds from operations and current cash balances will be sufficient to satisfy USN's operating and capital needs for the foreseeable future.

YEAR 2000 COMPLIANCE

     USN relies on computer technology throughout its business to effectively carry out its day-to-day operations. In addition, the Gamma Knife relies on computer technology in its operations. The software used in connection with the Gamma Knives operating at the RMC and NYU centers has been or is being upgraded to ensure Year 2000 compliance. The costs of such upgrades are included in USN's normal maintenance contract with the Gamma Knife equipment manufacturer and will result in no additional cost to USN. USN has assessed all of its other computer systems to ensure that they are Year 2000 compliant. USN is in the process of completing its Year 2000 project and does not expect to incur any material costs in connection with this project. This process should be completed in a timely manner. However, there can be no assurance that the systems of other companies on which USN may rely also will be converted in a timely manner or that such failure to convert by another company would not have an adverse effect on USN's systems. The cost to USN of such changes is difficult to estimate but is not expected to have a material financial impact. Actual results could differ materially from USN's expectations due to unanticipated technological difficulties, vendor delays and vendor cost overruns.

DISCLOSURE REGARDING FORWARD LOOKING STATEMENTS

     Statements contained in this Information Statement that are not historical facts may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. Actual performance and results may differ materially from that projected or suggested herein due to certain risks and uncertainties including, without limitation, the payment, timing and ultimate collectability of accounts receivable for Gamma Knife procedures from different payor groups such as Medicare and private payors; competition; technological obsolescence; government regulation; and malpractice liability. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested may be identified from time to time in GHS's and USN's filings with the Securities and Exchange Commission (SEC) and GHS's and USN's public announcements, copies of which are available from the SEC or from the applicable company upon request.

                    DESCRIPTION OF GHS AND USN CAPITAL STOCK

DESCRIPTION OF GHS CAPITAL STOCK

     The authorized capital stock of GHS consists of 25,000,000 shares of Common Stock, par value $.01 per share, and 1,000,000 shares of preferred stock, par value $.01 per share (the "GHS Preferred Stock"). As of June 30, 1999, there were 7,316,685 shares of GHS Common Stock outstanding, with 77 holders of record. As of June 30, 1999, there were approximately 308,621 shares of GHS Preferred Stock outstanding which were convertible into 33,051,665 shares of GHS Common Stock. The foregoing numbers do not include the number of stockholders whose shares are held of record by a broker or clearing agency, but do include each such broker or clearing agency as one record holder. In addition, as of June 1, 1999, GHS had outstanding (a) options to acquire 175,000 shares of its Common Stock, which options had been granted under GHS's 1986 and 1997 stock option plans, and (b) warrants to purchase 200,000 shares of GHS Common Stock.

     GHS has never declared a cash dividend with respect to its capital stock and does not anticipate paying any dividends on its capital stock in the foreseeable future. The declaration and payment of dividends by GHS are subject to the discretion of GHS's Board of Directors. Any determination as to the payment of dividends in the future will depend upon results of operations, capital requirements, restrictions in loan agreements, if any, and such other factors as GHS's Board of Directors may deem relevant.

  GHS COMMON STOCK

     The GHS Common Stock has one vote per share. Holders of GHS Common Stock have no cumulative voting rights and no preemptive, subscription or sinking fund rights. Subject to preferences that may be applicable to any then-outstanding GHS Preferred Stock, holders of GHS Common Stock will be entitled to receive ratably such dividends as may be declared by the GHS Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of GHS, holders of GHS Common Stock will be entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then-outstanding GHS Preferred Stock.

  GHS PREFERRED STOCK

     Pursuant to its Certificate of Incorporation, GHS is authorized to issue 1,000,000 shares of GHS Preferred Stock, which may be issued from time to time in one or more classes or series or both upon authorization by the GHS Board of Directors. The GHS Board of Directors, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, preferences, privileges and restrictions applicable to each class or series of GHS Preferred Stock. The issuance of GHS Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of GHS Common Stock and, under certain circumstances, make it more difficult for a third party to gain control of GHS, discourage bids for GHS Common Stock at a premium or otherwise adversely affect the market price of the GHS Common Stock.

     As of June 30, 1999, GHS has outstanding (a) 99,059.338 shares of Series A Preferred Stock convertible into 30,708,395 shares of GHS Common Stock, (b) 178,582 shares of Series B Preferred Stock convertible into 1,785,820 shares of GHS Common Stock, and (c) 55,745 shares of Series C Preferred Stock convertible into 557,450 shares of GHS Common Stock. The holders of GHS's outstanding Preferred Stock will not be entitled to the Spin-off dividend of USN Common Stock.

DESCRIPTION OF USN CAPITAL STOCK

     As of the Record Date, the authorized capital stock of USN will consist of 25,000,000 shares of Common Stock, par value $.01 per share (the "USN Common Stock") and 1,000,000 shares of preferred stock, par value $.01 per share (the "USN Preferred Stock"). There is no USN Preferred Stock outstanding. As a result of a 73,166.85-for-1 stock split, to be effected prior to the Record Date in the form of a stock dividend, there will be 7,316,685 shares of USN Common Stock outstanding, with 1 holder of record, GHS (100%). On the Record Date, all 7,316,685 shares held by GHS will be distributed to its stockholders.

     There are no other rights outstanding to acquire USN stock.

     USN has never declared a cash dividend with respect to its capital stock and does not anticipate paying any dividends on its capital stock in the foreseeable future. USN's debt facilities contain certain restrictions on USN's ability to declare and pay dividends on its capital stock. The declaration and payment of dividends by USN are subject to the discretion of USN's Board of Directors. Any determination as to the payment of dividends in the future will depend upon results of operations, capital requirements, restrictions in loan agreements or agreements issued in connection with the sale of USN's securities, if any, and such other factors as USN's Board of Directors may deem relevant.

  USN COMMON STOCK

     The USN Common Stock has one vote per share. Holders of USN Common Stock have no cumulative voting rights and no preemptive, subscription or sinking fund rights. Subject to preferences that may be applicable to any then outstanding USN Preferred Stock, holders of USN Common Stock will be entitled to receive ratably such dividends as may be declared by the USN Board of Directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of USN, holders of USN Common Stock will be entitled to share ratably in all remaining assets after payment of liabilities and the liquidation preference of any then-outstanding USN Preferred Stock.

  USN PREFERRED STOCK

     Pursuant to its Certificate of Incorporation, USN will be authorized to issue 1,000,000 shares of USN Preferred Stock, which may be issued from time to time in one or more classes or series or both upon authorization by USN's Board of Directors. USN's Board of Directors, without further approval of the stockholders, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, preferences, privileges and restrictions applicable to each class or series of USN Preferred Stock. The issuance of USN Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of USN Common Stock and, under certain circumstances, make it more difficult for a third party to gain control of USN, discourage bids for USN Common Stock at a premium or otherwise adversely affect the market price of the USN Common Stock.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

     USN is subject to the provisions of Section 203 of the Delaware General Corporation Law ("DGCL"). Subject to certain exceptions, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock. A "business combination" includes

          (1) mergers, consolidations and sales or other dispositions of 10% or more of the assets of a corporation to or with an interested stockholder,

          (2) certain transactions resulting in the issuance or transfer to an interested stockholder of any stock of such corporation or its subsidiaries, and

          (3) other transactions resulting in a disproportionate financial benefit to an interested stockholder.

     The restrictions of Section 203 of the Delaware General Corporation Law do not apply where:

          (1) the business combination or the transaction in which the stockholder becomes interested is approved by the corporation's Board of Directors prior to the date the interested stockholder acquired its shares;

          (2) the interested stockholder acquired at least 85% of the outstanding voting stock of the corporation in the transaction in which the stockholder became an interested stockholder excluding, for determining the number of shares outstanding, shares owned by persons who are directors as well as officers and by employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

          (3) the business combination is approved by the Board of Directors and the affirmative vote of two-thirds of the outstanding voting stock not owned by the interested stockholder at an annual or special meeting.

The business combinations provisions of Section 203 of the DGCL may have the effect of deterring merger proposals, tender offers or other attempts to effect changes in control of USN that are not negotiated with and approved by the Board of Directors.

TRANSFER AGENT

     The transfer agent and registrar for the USN Common Stock and the GHS Common Stock is American Stock Transfer & Trust Company, New York, New York.

MARKET PRICE OF GHS COMMON STOCK

     The High/Low prices of GHS Common Stock on June 24, 1999 were $14.38 and $13.75, respectively.

LISTING AND TRADING OF GHS COMMON STOCK AND USN COMMON STOCK

     After the Spin-off, the GHS Common Stock will continue to be traded on the OTC Bulletin Board under the symbol GHSI. GHS expects that the USN Common Stock will also be traded on the OTC Bulletin Board. The combined trading prices of GHS Common Stock and USN Common Stock may be greater than, less than or equal to the trading price of GHS Common Stock immediately prior to the Spin-off.

     USN initially will have approximately 77 stockholders of record based upon the number of stockholders of record of GHS as of June 30, 1999. The prices at which the USN Common Stock will trade will be determined by the marketplace and may be influenced by many factors, including, among others, the depth and liquidity of the market for the USN Common Stock, investor perception of USN and the healthcare industry, USN's dividend policy and general economic and market conditions.

     Shares of USN Common Stock distributed to GHS stockholders in the Spin-off will be freely transferable, except for securities received by persons who may be deemed to be "affiliates" of USN pursuant to the Securities Act. Persons who may be deemed to be "affiliates" of USN after the Spin-off generally include individuals or entities that control, are controlled by, or are under common control with, USN and may include certain officers and directors of USN as well as principal stockholders of USN. Persons who are affiliates of USN will be permitted to sell their shares of USN Common Stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Because the Spin-off will be on the basis of one share of USN Common Stock for each share of GHS Common Stock owned on the Record Date, each GHS stockholder will own, following the Spin-off, the same percentage of the issued and outstanding USN Common Stock as such stockholder owns of GHS Common Stock. In connection with the Spin-off, no options or warrants will be issued to holders of GHS options or warrants as of the Record Date. In addition, although the holders of GHS's Preferred Stock have the right to vote such shares on an as converted basis, they will not be entitled to receive the Spin-off dividend of USN common stock.

     The following table sets forth certain information regarding the anticipated beneficial ownership of USN Common Stock following the Spin-off by
(i) each person anticipated by GHS to own beneficially 5% or more of the USN Common Stock; (ii) each director of USN; (iii) each executive officer USN; and
(iv) all directors and officers of USN as a group. The information in the table is based upon the actual holdings of GHS Common Stock as of June 30, 1999 and such information is derived based upon the hypothetical assumption that the Record Date and the Spin-off Payment Date were June 30, 1999, so as to inform the reader what the beneficial ownership of USN Common Stock would have been at that time. Actual ownership on the Spin-off Payment Date may vary from that shown in the table.

     Unless otherwise indicated, all persons listed have sole voting power and investment power with respect to such shares, subject to community property laws, where applicable, and the information contained in the notes to the table.

                                                              SHARES OF USN           PERCENT TO BE
                                                            COMMON STOCK TO BE        BENEFICIALLY
                                                            BENEFICIALLY OWNED            OWNED
                                                                FOLLOWING               FOLLOWING
                     NAME AND ADDRESS                        THE SPIN-OFF(1)         THE SPIN-OFF(1)
                     ----------------                       ------------------       ---------------
Alan Gold.................................................        630,246(2)               8.6%
President, Chief Executive
Officer and Director
2400 Research Blvd
Rockville, MD 20850
William F. Leimkuhler.....................................              0                    0%
Director
711 Fifth Avenue
New York, NY 10022
Charles H. Merriman III...................................         30,672                *
Director
C/O Scott & Stringfellow
PO Box 1575
Richmond, VA 23218
Howard Grunfeld...........................................         40,900                *
Vice President - Finance,
Treasurer, and Chief
Financial Officer
2400 Research Blvd
Rockville, MD 20850
Stanley S. Shuman.........................................      1,051,250(3)              14.4%
711 Fifth Avenue
New York, NY 10022

                                                              SHARES OF USN           PERCENT TO BE
                                                            COMMON STOCK TO BE        BENEFICIALLY
                                                            BENEFICIALLY OWNED            OWNED
                                                                FOLLOWING               FOLLOWING
                     NAME AND ADDRESS                        THE SPIN-OFF(1)         THE SPIN-OFF(1)
                     ----------------                       ------------------       ---------------
Allen & Company Incorporated..............................      1,902,000(4)              26.0%
711 Fifth Avenue
New York, NY 10022
Research Medical Center...................................        375,000                  5.1%
2316 East Meyer Blvd
Kansas City, MO 64132
All Directors and Executive Officers of USN as a group            701,818                  9.6%
  (four persons) (2)......................................

---------------
 *  Less than one percent.

(1) Unless otherwise indicated, all shares are beneficially owned and sole voting and investment power is held by the person named above.

(2) Includes 630,246 shares held jointly by Mr. Gold and his wife, Susan Gold, as joint tenants with right of survivorship.

(3) Includes 210,250 shares held in certain trusts for the benefit of Mr. Shuman's children, of which shares Mr. Shuman disclaims beneficial interest. Does not include shares owned by Allen & Company Incorporated ("Allen"), of which Mr. Shuman is a Managing Director, and as to which shares Mr. Shuman disclaims beneficial ownership.

(4) Does not include outstanding shares owned by persons, including Mr. Shuman, who are officers and directors of Allen or relatives of the foregoing, as to which shares Allen disclaims beneficial ownership.

                            INDEPENDENT ACCOUNTANTS

     The Board of Directors of USN has selected Richard A. Eisner & Company, LLP to audit USN's financial statements for the year ending December 31, 1999. Richard A. Eisner & Company, LLP has served as independent accountants for USN (and GHS) for the calendar years covered by the financial statements included in this Information Statement.

            LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 145 of the Delaware General Corporation law empowers a Delaware corporation to indemnify its officers and directors and certain other persons to the extent and under the circumstances set forth therein.

     The form of the Amended and Restated Certificate of Incorporation of USN and the Amended and Restated By-laws of USN provide for indemnification of officers and directors of the Registrant and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

     The above discussion of the Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws and Section 145 of the Delaware General Corporation Law is not intended to be exhaustive and is qualified in its entirety by the forms of such Amended and Restated Certificate of Incorporation, Amended and Restated By-Laws, and statute.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "SEC") by GHS (SEC File No. 0-15586) are incorporated by reference in this Information Statement:

          1. GHS's Annual Report on Form 10-K for the year ended December 31, 1998.

          2. GHS's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999.

          3. GHS's Current Reports on Form 8-K, as amended on Form 8-K/A, dated April 26, 1999 and May 27, 1999.

     All documents filed by GHS pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the date of this Information Statement and prior to the completion of the Spin-off shall be deemed to be incorporated by reference into this Information Statement and to be a part hereof from the date of filing of such document. Any statement contained herein or in a document all or a portion of which is incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

     GHS hereby undertakes to provide without charge to each person to whom this Information Statement has been delivered, upon the written or oral request of any such person, a copy of any and all of the foregoing documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). GHS shall deliver the requested information by first class mail or other equally prompt means within one business day of receipt of such request. Written or telephone requests should be directed to Investor Relations Department, GHS, Inc., 704 Broadway, New York, New York 10003, at telephone number (212) 358-4028 or Investor Relations Department, U.S. NeuroSurgical, Inc., 2400 Research Boulevard, Rockville, Maryland 20850, at telephone number (301) 208-8998.

                             ADDITIONAL INFORMATION

     GHS is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, GHS files reports, proxy statements and other information with the SEC. The reports, proxy statements and other information can be inspected and copied at the public reference facilities that the SEC maintains at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of these materials can be obtained at prescribed rates from the Public Reference Section of the SEC at the principal offices of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov.

                     INDEX TO COMBINED FINANCIAL STATEMENTS
                   USN AND USNP COMBINED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
AUDITED FINANCIAL STATEMENTS:
Report of Independent Accountants...........................  F- 2
Combined Balance Sheet as of December 31, 1998 and 1997.....  F- 3
Combined Statement of Operations for the fiscal years ended
  December 31, 1998, 1997 and 1996..........................  F- 4
Combined Statement of Cash Flows for the fiscal years ended
  December 31, 1998, 1997 and 1996..........................  F- 6
Combined Statement of Stockholders' Equity for the fiscal
  years ended December 31, 1998, 1997 and 1996..............  F- 5
Notes to Combined Financial Statements......................  F- 7

UNAUDITED FINANCIAL STATEMENTS:
Unaudited Combined Balance Sheet as of March 31, 1999 and
  1998......................................................  F-13
Unaudited Combined Statement of Operations for the three
  months ended March 31, 1999 and 1998......................  F-14
Unaudited Combined Statement of Cash Flows for the three
  months ended March 31, 1999 and 1998......................  F-15
Notes to Unaudited Combined Financial Statements............  F-16

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Stockholders
U.S. NeuroSurgical, Inc. and U.S. Neurosurgical Physics, Inc.
Rockville, Maryland

     We have audited the accompanying combined balance sheets of U.S. NeuroSurgical, Inc. and U.S. Neurosurgical Physics, Inc. as of December 31, 1998 and 1997, and the related combined statements of operations, changes in stockholders' equity (deficiency) and cash flows for each of the years in the three-year period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements enumerated above present fairly, in all material respects, the combined financial position of U.S. NeuroSurgical, Inc. and U.S. Neurosurgical Physics, Inc. as of December 31, 1998 and 1997, and the combined results of their operations and their combined cash flows for each of the years in the three-year period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                          RICHARD A. EISNER & COMPANY, LLP

New York, New York
January 20, 1999

With respect to Note A[1]
May 31, 1999

With respect to Note G
June 9, 1999

         U.S. NEUROSURGICAL, INC. AND U.S. NEUROSURGICAL PHYSICS, INC.

                            COMBINED BALANCE SHEETS

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1998          1997
                                                              -----------   ----------
                                        ASSETS
Current assets:
  Cash and cash equivalents.................................  $    21,000   $   60,000
  Accounts receivable.......................................      238,000      209,000
  Deferred tax asset........................................       80,000
  Other current assets......................................       27,000       24,000
                                                              -----------   ----------
          Total current assets..............................      366,000      293,000
                                                              -----------   ----------
Property and equipment:
  Gamma Knives (net of accumulated depreciation of
     $2,560,000 in 1998 and $1,636,000 in 1997).............    3,906,000    4,830,000
  Leasehold improvements (net of accumulated amortization of
     $395,000 in 1998 and $198,000 in 1997).................    1,447,000    1,624,000
                                                              -----------   ----------
          Total property and equipment......................    5,353,000    6,454,000
                                                              -----------   ----------
Cash held in escrow.........................................       92,000       89,000
                                                              -----------   ----------
                                                              $ 5,811,000   $6,836,000
                                                              ===========   ==========

                                     LIABILITIES
Current liabilities:
  Accounts payable and accrued expenses.....................  $    66,000   $   59,000
  Accrued litigation settlement.............................      200,000
  Obligations under capital lease and loans
     payable -- current portion.............................    1,423,000    1,195,000
  Due to GHS, Inc...........................................    1,651,000    1,572,000
                                                              -----------   ----------
          Total current liabilities.........................    3,340,000    2,826,000
Accrued litigation settlement...............................      450,000
Deferred tax liability......................................      270,000      450,000
Obligations under capital lease and loans payable -- net of
  current portion...........................................    2,794,000    4,217,000
                                                              -----------   ----------
                                                                6,854,000    7,493,000
                                                              -----------   ----------
Commitments, litigation and other matters

                          STOCKHOLDERS' EQUITY (DEFICIENCY)
Common stock -- U.S. NeuroSurgical, Inc. par value $.01;
  3,000 shares authorized; 100 shares issued and
  outstanding...............................................
Common stock -- U.S. Neurosurgical Physics, Inc. -- par
  value $1; 30,000 shares authorized; 100 shares issued and
  outstanding...............................................
Additional paid-in capital..................................      734,000      109,000
Accumulated deficit.........................................   (1,777,000)    (766,000)
                                                              -----------   ----------
                                                               (1,043,000)    (657,000)
                                                              -----------   ----------
                                                              $ 5,811,000   $6,836,000
                                                              ===========   ==========

                       See notes to financial statements

         U.S. NEUROSURGICAL, INC. AND U.S. NEUROSURGICAL PHYSICS, INC.

                       COMBINED STATEMENTS OF OPERATIONS

                                                                 YEAR ENDED DECEMBER 31,
                                                          -------------------------------------
                                                             1998          1997         1996
                                                          -----------   ----------   ----------
Revenue:
  Patient revenue.......................................  $ 2,332,000   $1,830,000   $1,452,000
                                                          -----------   ----------   ----------
Costs and expenses:
  Patient expenses......................................    1,221,000      843,000      574,000
  Selling, general and administrative...................    1,148,000      585,000      417,000
  Litigation settlement.................................      934,000
                                                          -----------   ----------   ----------
                                                            3,303,000    1,428,000      991,000
                                                          -----------   ----------   ----------
Income (loss) from operations...........................     (971,000)     402,000      461,000
                                                          -----------   ----------   ----------
Interest expense........................................     (555,000)    (485,000)    (302,000)
Interest income.........................................        4,000       22,000
                                                          -----------   ----------   ----------
                                                             (551,000)    (463,000)    (302,000)
                                                          -----------   ----------   ----------
Income (loss) before income tax.........................   (1,522,000)     (61,000)     159,000
Income tax (benefit) provision..........................     (511,000)      (8,000)      64,000
                                                          -----------   ----------   ----------
NET INCOME (LOSS).......................................  $(1,011,000)  $  (53,000)  $   95,000
                                                          ===========   ==========   ==========
PRO FORMA BASIC AND DILUTED NET INCOME (LOSS) PER
  SHARE.................................................  $      (.16)  $     (.01)  $      .01
                                                          ===========   ==========   ==========
PRO FORMA WEIGHTED AVERAGE COMMON SHARES OUTSTANDING....    6,479,160    6,479,160    6,479,160
                                                          ===========   ==========   ==========

                       See notes to financial statements

         U.S. NEUROSURGICAL, INC. AND U.S. NEUROSURGICAL PHYSICS, INC.

      COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

                                           U.S.              U.S.
                                      NEUROSURGICAL,     NEUROSURGICAL
                                           INC.          PHYSICS, INC.
                                      ---------------   ---------------
                                       COMMON STOCK      COMMON STOCK
                                      ---------------   ---------------
                                      NUMBER            NUMBER            ADDITIONAL
                                        OF                OF               PAID-IN     ACCUMULATED
                                      SHARES   AMOUNT   SHARES   AMOUNT    CAPITAL       DEFICIT        TOTAL
                                      ------   ------   ------   ------   ----------   -----------   -----------
BALANCE -- JANUARY 1, 1996..........   100       $0      100       $0      $  1,000    $ (808,000)   $  (807,000)
Net income for the year ended
  December 31, 1996.................                                                       95,000         95,000
                                       ---       --      ---       --      --------    -----------   -----------
BALANCE -- DECEMBER 31, 1996........   100        0      100        0         1,000      (713,000)      (712,000)
Selling, general and administrative
  services contributed by GHS,
  Inc...............................                                        108,000                      108,000
Net loss for the year ended December
  31, 1997..........................                                                      (53,000)       (53,000)
                                       ---       --      ---       --      --------    -----------   -----------
BALANCE -- DECEMBER 31, 1997........   100        0      100        0       109,000      (766,000)      (657,000)
Selling, general and administrative
  services contributed by GHS,
  Inc...............................                                        341,000                      341,000
Portion of litigation settlement
  paid by GHS, Inc..................                                        284,000                      284,000
Net loss for the year ended December
  31, 1998..........................                                                   (1,011,000)    (1,011,000)
                                       ---       --      ---       --      --------    -----------   -----------
BALANCE -- DECEMBER 31, 1998........   100       $0      100       $0      $734,000    $(1,777,000)  $(1,043,000)
                                       ===       ==      ===       ==      ========    ===========   ===========

                       See notes to financial statements

         U.S. NEUROSURGICAL, INC. AND U.S. NEUROSURGICAL PHYSICS, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                YEAR ENDED DECEMBER 31,
                                                         --------------------------------------
                                                            1998          1997          1996
                                                         -----------   -----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.............................................  $(1,011,000)  $   (53,000)  $   95,000
  Adjustments to reconcile net loss to net cash
     provided by operating activities:
     Depreciation and amortization.....................    1,121,000       784,000      450,000
     Deferred income tax (benefit) provision...........     (260,000)      106,000
     Changes in:
       Accounts receivable.............................      (29,000)     (115,000)      95,000
       Other current assets............................       (3,000)       40,000       27,000
       Accounts payable and accrued expenses...........        7,000      (268,000)     (25,000)
       Accrued litigation settlement...................      650,000
                                                         -----------   -----------   ----------
          Net cash provided by operating activities....      475,000       494,000      642,000
                                                         -----------   -----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Property and equipment...............................      (20,000)   (1,102,000)
  Refundable deposits..................................                     43,000      290,000
  (Increase) decrease in cash held in escrow...........       (3,000)      818,000     (880,000)
  Refunds on Gamma Knife...............................                                  22,000
                                                         -----------   -----------   ----------
          Net cash used in investing activities........      (23,000)     (241,000)    (568,000)
                                                         -----------   -----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of capital lease and loan obligations......   (1,195,000)     (486,000)    (522,000)
  Cash received on refinancing of capital lease........                    100,000
  Selling, general and administrative services
     contributed by GHS, Inc...........................      341,000       108,000
  Portion of litigation settlement paid by GHS, Inc....      284,000
  Increase in due to GHS, Inc..........................       79,000        67,000       41,000
  Repayment of notes payable...........................                                (100,000)
  Proceeds from loan payable -- Gamma Knife............                                 525,000
                                                         -----------   -----------   ----------
          Net cash used in financing activities........     (491,000)     (211,000)     (56,000)
                                                         -----------   -----------   ----------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS...      (39,000)       42,000       18,000
Cash and cash equivalents -- beginning of year.........       60,000        18,000
                                                         -----------   -----------   ----------
CASH AND CASH EQUIVALENTS -- END OF YEAR...............  $    21,000   $    60,000   $   18,000
                                                         ===========   ===========   ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid for:
     Interest..........................................  $   555,000   $   485,000   $  316,000
     Income taxes......................................                $   290,000   $   13,000
SUPPLEMENTAL DISCLOSURES OF NONCASH FINANCING
  ACTIVITIES:
  Property acquired under capital lease obligations and
     through loans payable.............................                $ 3,327,000
  Progress payments and related loans payable for Gamma
     Knife.............................................                $(2,610,000)  $1,450,000
  Refinancing of loans payable and capital lease
     obligation with new capital lease obligation......                $ 2,172,000
  Refinancing of progress payment obligation with
     capital lease.....................................                $ 3,139,000
  Loans payable to finance property acquisitions.......                $   188,000

                       See notes to financial statements

         U.S. NEUROSURGICAL, INC. AND U.S. NEUROSURGICAL PHYSICS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997

NOTE A -- THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

[1]  BASIS OF PREPARATION:

     U.S. NeuroSurgical, Inc. ("U.S. Neuro") owns and operates stereotactic radiosurgery centers, utilizing the Gamma Knife technology. U.S. Neurosurgical Physics, Inc. ("USNP") administers the billing and collection of the fees charged by the Physicist who operates the Kansas City gamma knife. U.S. Neuro and USNP are wholly owned subsidiaries of GHS, Inc. ("GHS"), a publicly owned company. U.S. Neuro and USNP are collectively referred to herein as the Company. Effective May 27, 1999, GHS transferred its investment in USNP to US Neuro. On May 20, 1999 the Board of Directors of US Neuro authorized a stock split of US Neuro's common stock which would result in the number of outstanding shares of U.S. Neuro common stock equaling the number of shares of GHS common stock outstanding on the date of the spin-off, and the Board of Directors of GHS resolved to distribute such common shares to its own stockholders on a one-for-one basis in a spin-off transaction. Immediately following the spin-off, U.S. Neuro will be a publicly held company.

     The combined financial statements include the accounts of U.S. Neuro and USNP. All intercompany transactions and balances have been eliminated.

     Prior to the spin-off the Company was financed by GHS. As of December 31, 1998 the Company had a working capital deficit of $2,974,000. In 1999, GHS paid the Company's $200,000 current litigation settlement liability, contributed $375,000 in cash to the Company and contributed its entire receivable from the Company (amounting to approximately $1,300,000 at May 31, 1999) to the capital of the Company. In addition, the Company assumed a $400,000 liability of GHS, payable $100,000 in August 1999 and $300,000 in three equal installments from August 2000 to October 2000. In addition, U.S. agreed to indemnify GHS with respect to liabilities and claims attributable to any events occurring before May 27, 1999. Management of the Company believes that its cash from operations plus cash on hand as of the date of the spin-off will be sufficient to fund its cash requirements through at least January 1, 2000, although there can be no assurances that this will be the case.

[2]  REVENUE RECOGNITION:

     Patient revenue is recognized when the Gamma Knife procedure is rendered.

[3]  LONG-LIVED ASSETS:

     Effective January 1, 1997, the Company adopted Statement of Financial Accounting Standards No. 121 ("FAS 121"), "Accounting for Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of." FAS 121 requires that long-lived assets to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Adoption of this statement had no impact on the Company's financial position, results of operations, or liquidity.

[4]  DEPRECIATION AND AMORTIZATION:

     The Gamma Knives are being depreciated on the straight-line method over an estimated useful life of seven years. Leasehold improvements are being amortized on the straight-line method over 7 to 20 years, the life of the leases.

         U.S. NEUROSURGICAL, INC. AND U.S. NEUROSURGICAL PHYSICS, INC.

NOTE A -- THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) [5] PRO FORMA NET LOSS PER SHARE:

     Pro forma net loss per share is calculated assuming that the proposed stock split and spin-off had occurred as of January 1, 1996.

[6]  STATEMENTS OF CASH FLOWS:

     For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

[7]  ESTIMATES AND ASSUMPTIONS:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

[8]  FAIR VALUES OF FINANCIAL INSTRUMENTS:

     The estimated fair value of financial instruments has been determined based on available market information and appropriate valuation methodologies. The carrying amounts of cash, certificates of deposit, accounts receivable, other current assets and accounts payable approximate fair value at December 31, 1998 and 1997 because of the short maturity of these financial instruments. The carrying value of the obligations under capital leases and loans payable approximate fair value because the interest rates on these instruments approximate the market rates at December 31, 1998 and 1997. The fair value estimates were based on information available to management as of December 31, 1998 and 1997.

NOTE B -- AGREEMENTS WITH RESEARCH MEDICAL CENTER ("RMC")

[1]  GAMMA KNIFE NEURORADIOSURGERY EQUIPMENT AGREEMENT:

     U.S. Neuro entered into a neuroradiosurgery equipment agreement (the "equipment agreement") with RMC for a period of 21 years which commenced with the completion of the neuroradiosurgery facility (the "facility") in September 1994. The equipment agreement, among other matters, requires U.S. Neuro to provide (i) the use of the Gamma Knife equipment (the "equipment") to RMC, (ii) the necessary technical personnel for the proper operation of the equipment,
(iii) sufficient supplies for the equipment, (iv) the operation, maintenance and repair of the equipment, (v) all basic hardware and software updates to the equipment and, (vi) an uptime guarantee. In return, RMC pays U.S. Neuro 80% of RMC's fees for the use of the equipment and the facility. The agreement also provides for U.S. Neuro to establish for the benefit of RMC an escrow account funded with an amount equal to one month's average of the compensation payable to U.S. Neuro. U.S. Neuro is the owner of and entitled to the income from the escrow account so long as no event of default has occurred. As of December 31, 1998, the escrow account had a balance of $92,000. The equipment agreement terminates automatically upon termination of the ground lease agreement (see Note B[2]) and may be terminated by mutual agreement in the sixth year of the ground lease term.

[2]  GROUND LEASE AGREEMENT:

     U.S. Neuro constructed a facility in Kansas City, Missouri on property which the Company leases from RMC. The lease term is for a period of 21 years commencing September 1994. Rental expense is $3,600 per annum. The terms of the lease include escalation clauses for increases in certain operating expenses and for payment of real estate taxes and utilities. Title to all improvements upon the land vests in RMC.

         U.S. NEUROSURGICAL, INC. AND U.S. NEUROSURGICAL PHYSICS, INC.

NOTE C -- AGREEMENT WITH NEW YORK UNIVERSITY ON BEHALF OF NEW YORK UNIVERSITY MEDICAL CENTER ("NYU")

     During November 1996, U.S. Neuro entered into a neuroradiosurgery equipment agreement ("NYU agreement") with NYU for a period of seven years ("the term"), which gives NYU the option of extending the term for successive three year periods or purchasing the Gamma Knife equipment at an appraised market value price. U.S. Neuro may negotiate the purchase price and upon failure of the parties to agree may request that the facility be closed. All costs associated with closing and restoring the facility to its original condition will be the liability of U.S. Neuro. The equipment agreement, among other matters, requires U.S. Neuro to provide (i) the use of the Gamma Knife equipment to NYU, (ii) training necessary for the proper operation of the Gamma Knife equipment, (iii) sufficient supplies for the equipment, (iv) the repair and maintenance of the equipment, (v) all basic hardware and software upgrades to the equipment and,
(vi) an uptime guarantee. In return, NYU will pay U.S. Neuro a scheduled fee based on the number of patient procedures performed.

NOTE D -- OBLIGATION UNDER CAPITAL LEASE AND LOANS PAYABLE

     In a prior year, U.S. Neuro acquired a Gamma Knife ("Knife 1") from Elekta Instruments ("Elekta") for $2,900,000. The acquisition was financed by Financing for Science International ("FFSI") under a five year capital lease, bearing interest at approximately 12.7% per annum. During September 1996, Finova Capital Corp. ("Finova") bought out FFSI and became the lessor. During March 1997, U.S. Neuro refinanced this lease with DVI Financial Services, Inc. ("DVI") for $2,272,000 under a 39 month capital lease which bears interest at approximately 10.4%. In connection with the refinancing, DVI paid to Finova $1,647,000 in settlement of the lease obligations, the Company's demand loan of $525,000 payable to DVI was repaid, and DVI paid U.S. Neuro $100,000.

     On December 6, 1994, U.S. Neuro entered into an additional agreement with Elekta to acquire a second Gamma Knife ("Knife 2") for $2,900,000 for which it made a deposit of $290,000 in 1994. The construction of the knife initially was financed by FFSI through funding of progress payments made to Elekta; however, during 1996, the Company refinanced the progress payments with DVI at which time the Company's deposit was returned. In July 1997, upon completion of construction, the progress payments were converted into a capital lease obligation for $3,139,000. The lease payments provide for interest at the higher of 12.0% or that rate adjusted for any increase in the thirty month Treasury Note rate.

     In addition, the Company entered into two (2) three-year loans with DVI in the amounts of $325,000 and $163,000 to finance the leasehold improvements required to install the Gamma Knife at New York University Medical Center. The loans bear interest at 12.0% to 12.9% per annum. The leases and loans payable are collateralized by all the assets of U.S. Neuro and subsidiaries.

     The obligations under the capital lease and loans payable are as follows:

                                                            DECEMBER 31,
                                                       -----------------------
                                                          1998         1997
                                                       ----------   ----------
Capital leases -- Gamma Knife........................  $3,983,000   $4,999,000
Loans payable -- leasehold improvements..............     234,000      413,000
                                                       ----------   ----------
                                                        4,217,000    5,412,000
Less current portion.................................   1,423,000    1,195,000
                                                       ----------   ----------
                                                       $2,794,000   $4,217,000
                                                       ==========   ==========

         U.S. NEUROSURGICAL, INC. AND U.S. NEUROSURGICAL PHYSICS, INC.

NOTE D -- OBLIGATION UNDER CAPITAL LEASE AND LOANS PAYABLE (CONTINUED)
     Future payments as of December 31, 1998 on the equipment leases and loans are as follows:

                                           CAPITAL LEASE              LOANS PAYABLE
            YEAR ENDING               -----------------------   -------------------------
            DECEMBER 31,               KNIFE 1      KNIFE 2     LEASEHOLD 1   LEASEHOLD 2     TOTAL
            ------------              ----------   ----------   -----------   -----------   ----------
1999................................  $  827,000   $  792,000    $156,000       $65,000     $1,840,000
2000................................     482,000      792,000                    32,000      1,306,000
2001................................                  792,000                                  792,000
2002................................                  792,000                                  792,000
2003................................                  462,000                                  462,000
                                      ----------   ----------    --------       -------     ----------
                                       1,309,000    3,630,000     156,000        97,000      5,192,000
Less interest.......................     106,000      850,000      10,000         9,000        975,000
                                      ----------   ----------    --------       -------     ----------
Present value of net minimum
  obligation........................  $1,203,000   $2,780,000    $146,000       $88,000     $4,217,000
                                      ==========   ==========    ========       =======     ==========

     During the years ended December 31, 1997 and 1996, the Company capitalized interest cost amounting to approximately $177,000 and $249,000, respectively, relating to the construction of the Gamma Knife project.

NOTE E -- CONCENTRATIONS

     For the years ended December 31, 1998 and 1997, the Company derived substantially all its patient revenue from two hospitals, one of which accounted for 60% and 90%, respectively of the Company's revenue. For the year ended December 31, 1996 one hospital accounted for all of the Company's patient revenue.

     The Company has been dependent on one manufacturer who sells, supplies and services the Gamma Knife.

NOTE F -- TAXES

     The components of the income tax provision (benefit) are the following:

                                                           YEAR ENDED DECEMBER 31,
                                                       -------------------------------
                                                         1998        1997       1996
                                                       ---------   ---------   -------
Current:
  Federal............................................  $(201,000)  $(112,000)  $50,000
  State..............................................    (50,000)     (2,000)   14,000
                                                       ---------   ---------   -------
                                                        (251,000)   (114,000)   64,000
                                                       ---------   ---------   -------
Deferred:
  Federal............................................   (208,000)    106,000
  State..............................................    (52,000)
                                                       ---------   ---------
                                                        (260,000)    106,000
                                                       ---------   ---------
Income tax (benefit) provision.......................  $(511,000)  $  (8,000)  $64,000
                                                       =========   =========   =======

         U.S. NEUROSURGICAL, INC. AND U.S. NEUROSURGICAL PHYSICS, INC.

NOTE F -- TAXES (CONTINUED)
     A reconciliation of the tax provision (benefit) calculated at the statutory federal income tax rate with amounts reported follows:

                                                            YEAR ENDED DECEMBER 31,
                                                         -----------------------------
                                                           1998       1997      1996
                                                         ---------   -------   -------
Income tax benefit at the federal statutory rate.......  $(517,000)  $(6,000)  $54,000
State income tax benefit, net of federal taxes.........    (80,000)   (2,000)   10,000
Permanent difference for portion of accrued litigation
  settlement...........................................    114,000
Other..................................................    (28,000)
                                                         ---------   -------   -------
Income tax provision (benefit).........................  $(511,000)  $(8,000)  $64,000
                                                         =========   =======   =======

     Items which give rise to deferred tax assets and liabilities are as follows:

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                1998        1997
                                                              ---------   ---------
Deferred tax asset:
  Litigation settlement accrued for financial reporting
     purposes...............................................  $ 260,000   $       0
Deferred tax liability:
  Excess of tax depreciation over book depreciation.........   (450,000)   (450,000)
                                                              ---------   ---------
Net deferred tax liability..................................  $(190,000)  $(450,000)
                                                              =========   =========

     In 1998, no valuation allowance was provided for the deferred tax asset because management believes that it is more likely than not that the benefit will be realized through future taxable income.

NOTE G -- LITIGATION

     In 1993, pursuant to an agreement (the "USN Agreement") between GHS and A. Hyman Kirshenbaum, M.D. ("Kirshenbaum") and Jerry Brown, Ph.D ("Brown"), GHS, among other things, granted an aggregate 20% interest in U.S. Neuro to Brown and Kirshenbaum. In addition, following the execution of the USN Agreement, Kirshenbaum was appointed as an officer of U.S. Neuro and Brown was appointed to GHS's Board of Directors and executed an employment agreement with U.S. Neuro. Under the terms of the USN Agreement, the Company possessed the right to repurchase for cash or common stock such 20% interest during each of the third through sixth full fiscal years of the USN Agreement. GHS exercised its right to repurchase the 20% interest in U.S. Neuro in September 1996 at a value of $38,781 which value was calculated by GHS in accordance with the terms of the USN Agreement and in 1997, GHS paid the purchase price through the issuance of shares of its common stock valued at $31,332 plus offsetting a receivable of $7,450 from Brown against the purchase price. Such valuation was disputed by Brown and Kirshenbaum.

     In June 1997, GHS instituted an action (the "Declaratory Action") in the United States District Court of Maryland, Southern Division against Kirshenbaum and Brown seeking a declaration from the Court that its repurchase of Brown's and Kirshenbaum's 20% interest in U.S. Neuro for $38,781 was fair and equitable. Because of the dispute between GHS and Brown and Kirshenbaum on the valuation of their 20% interest in U.S. Neuro, GHS filed the Declaratory Action to determine:
(1) whether GHS's repurchase is proper; (2) whether the valuation of Brown's and Kirshenbaum's 20% interest in U.S. Neuro is just and fair; and (3) whether Brown's and Kirshenbaum's valuation of their 20% interest in U.S. Neuro is improper.

         U.S. NEUROSURGICAL, INC. AND U.S. NEUROSURGICAL PHYSICS, INC.

NOTE G -- LITIGATION (CONTINUED)
     In response to the Declaratory Action, Brown and Kirshenbaum filed a counterclaim and third party claim against GHS, U.S. Neuro and others. The counterclaim against GHS and third party claim against U.S. Neuro and the other parties was purportedly for violations of: (1) the RICO statutes; (2) various causes of action for fraud; and (3) various causes of action for breach of contract. The United States District Court of Maryland dismissed the RICO claims against U.S. Neuro and GHS. The fraud counts sought damages of not less than $9 million per count and the imposition of treble damages for punitive damages for the fraud counts. The breach of contract counts ranged from $250,000 to $600,000. The claims of fraud arose out of an alleged conspiracy between GHS and other parties to misappropriate a business concept allegedly created by Brown and Kirshenbaum. The remainder of Brown's and Kirschenbaum's claims were in the nature of a breach of contract between GHS, U.S. Neuro and Brown and Kirshenbaum.

     In addition to the above-described federal court action, Brown filed a state court action in the District Court in and for Montgomery County, Maryland against U.S. Neuro and other parties seeking breach of contract damages for lost salary, unreimbursed expenses and for consequential damages and costs arising out of what he claimed to be an improper termination from U.S. Neuro. Brown sought approximately $381,000 for lost salary and $36,000 for unreimbursed expenses in addition to the consequential damages and treble damages under the various counts of his compliant.

     On May 25, 1999, the parties to the above-described actions settled all of above-described legal proceedings pursuant to an agreement and plan of settlement dated March 22, 1999. As part of the closing of such settlement, GHS issued in the aggregate 68,688 additional shares of GHS common stock to Brown and Kirshenbaum and delivered $200,000 in cash to them. In addition, USN delivered to Brown and Kirshenbaum promissory notes (the "Settlement Notes") in the aggregate amount of $450,000, bearing interest at the rate of 6% per annum, and payable over a four-year period as follows: $100,000 on the first, third and fourth anniversaries of such closing and $150,000 on the second anniversary of such closing. USN will be solely responsible for the payment of the Settlement Notes. The Settlement Notes are secured by a second-priority security interest in USN's receivables from its Kansas City and New York Gamma Knife centers. $934,000 was charged to expense in 1998 for this settlement including the value of the stock issued by GHS.

     On June 9, 1999 the Declaratory Action was dismissed with prejudice by the parties.

         U.S. NEUROSURGICAL, INC. AND U.S. NEUROSURGICAL PHYSICS, INC.
                       UNAUDITED COMBINED BALANCE SHEETS

                                                               MARCH 31,    DECEMBER 31,
                                                                 1999           1998
                                                              -----------   ------------
                                                              (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.................................  $   223,000   $    21,000
  Accounts receivable.......................................      399,000       238,000
  Deferred tax asset........................................       80,000        80,000
  Other current assets......................................       27,000        27,000
                                                              -----------   -----------
          Total current assets..............................      729,000       366,000
Gamma Knife (net of accumulated depreciation of 2,791,000 in
  1999 and 2,560,000 in 1998)...............................    3,675,000     3,906,000
Leasehold improvements (net of accumulated amortization of
  444,000 in 1999 and 395,000 in 1998)......................    1,398,000     1,447,000
                                                              -----------   -----------
          Total property and equipment......................    5,073,000     5,353,000
Cash held in escrow.........................................       93,000        92,000
                                                              -----------   -----------
          Total.............................................  $ 5,895,000   $ 5,811,000
                                                              ===========   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses.....................  $   196,000   $    66,000
  Accrued litigation settlement.............................      200,000       200,000
  Obligations under capital lease and loans
     payable -- current portion.............................    1,473,000     1,423,000
  Due to GHS, Inc...........................................    1,855,000     1,651,000
                                                              -----------   -----------
          Total current liabilities.........................    3,724,000     3,340,000
Accrued litigation settlement...............................      450,000       450,000
Deferred tax liability......................................      270,000       270,000
Obligations under capital lease and loans payable
  net of current portion....................................    2,396,000     2,794,000
                                                              -----------   -----------
          Total liabilities.................................    6,840,000     6,854,000
                                                              -----------   -----------
Stockholders' equity:
  Common stock
  Additional paid-in capital................................      734,000       734,000
  Accumulated deficit.......................................   (1,617,000)   (1,777,000)
                                                              -----------   -----------
          Total stockholders' equity (deficiency)...........     (945,000)   (1,043,000)
                                                              -----------   -----------
          Total.............................................  $ 5,895,000   $ 5,811,000
                                                              ===========   ===========

  The accompanying notes to financial statements are an integral part hereof.

         U.S. NEUROSURGICAL, INC. AND U.S. NEUROSURGICAL PHYSICS, INC.
                  UNAUDITED COMBINED STATEMENTS OF OPERATIONS

                                                               THREE MONTHS ENDED
                                                                    MARCH 31,
                                                              ---------------------
                                                                1999        1998
                                                              ---------   ---------
                                                                   (UNAUDITED)
Revenue:
  Patient Revenue...........................................  $ 940,000   $ 588,000
                                                              ---------   ---------
Expenses:
  Patient Expenses..........................................    343,000     333,000
  Selling, General and Administrative.......................    323,000     151,000
                                                              ---------   ---------
          Total.............................................    666,000     484,000
                                                              ---------   ---------
Operating income (loss).....................................    274,000     104,000
Interest expense............................................   (116,000)   (152,000)
Interest income.............................................      2,000       1,000
                                                              ---------   ---------
Income (loss) before income tax.............................    160,000     (48,000)
Income tax provision........................................     62,000          --
                                                              ---------   ---------
Net Income (loss)...........................................  $  98,000   $ (48,000)
                                                              =========   =========
Pro forma basic and diluted income (loss) per share.........  $     .01   $    (.01)
                                                              =========   =========

  The accompanying notes to financial statements are an integral part hereof.

         U.S. NEUROSURGICAL, INC. AND U.S. NEUROSURGICAL PHYSICS, INC.
                  UNAUDITED COMBINED STATEMENTS OF CASH FLOWS

                                                               THREE MONTHS ENDED
                                                                    MARCH 31,
                                                              ---------------------
                                                                1999        1998
                                                              ---------   ---------
Cash flows from operating activities:
  Net income (loss).........................................  $  98,000   $ (48,000)
  Adjustments to reconcile net income to net cash provided
     by operating activities:
     Depreciation and amortization:.........................    280,000     282,000
     Changes in operating assets and liabilities:
       (Increase) decrease in cash held in escrow...........     (1,000)     (1,000)
       (Increase) decrease in receivables...................   (161,000)     42,000
       (Decrease) increase in payables and accrued
        expenses............................................    130,000     (46,000)
       Increase in due to GHS, Inc..........................    204,000      54,000
                                                              ---------   ---------
          Net cash provided by operating activities.........    550,000     283,000
Cash flows from investing activities:
  Cost Incurred with Leasehold improvements.................         --      (7,000)
                                                              ---------   ---------
Net cash provided by (used in) investing activities.........         --      (7,000)
Cash flows from financing activities:
  Payment of capital lease obligations......................   (348,000)   (325,000)
                                                              ---------   ---------
Net cash (used in) financing activities.....................   (348,000)   (325,000)
Net increase (decrease) in cash and cash equivalents........    202,000     (49,000)
Cash and cash equivalents -- beginning of period............     21,000      60,000
                                                              ---------   ---------
CASH AND CASH EQUIVALENTS -- END OF PERIOD..................  $ 223,000   $  11,000
                                                              =========   =========
Supplemental disclosures of cash flow information:
  Cash paid for Interest....................................    116,000     152,000

  The accompanying notes to financial statements are an integral part hereof.

                    U.S. NEUROSURGICAL, INC. AND SUBSIDIARY
                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE A -- BASIS OF PREPARATION

     The accompanying financial statements at March 31, 1999, and for the three months ended March 31, 1999 and 1998, are unaudited. However, in the opinion of management, such statements include all adjustments necessary for a fair statement of the information presented therein. The balance sheet at December 31, 1998 has been derived from the audited financial statements at that date appearing in this Information Statement.

     Pursuant to accounting requirements of the Securities and Exchange Commission applicable to interim financial statements, the accompanying financial statements and these notes do not include all disclosures required by generally accepted accounting principles for complete financial statements. Accordingly, these statements should be read in conjunction with the Company's most recent annual financial statements.

     Results of operations for interim periods are not necessarily indicative of those to be achieved for full fiscal years.

     Pro forma income (loss) per share is calculated assuming that the proposed stock-split and spin-off had occurred as of January 1, 1998.

                                                                      APPENDIX A
                                 June 17, 1999

The Board of Directors
GHS, Inc.
1350 Piccard Drive, Suite 360
Rockville, Maryland 20850

Gentlemen:

     This will serve to respond to your request that we appraise the Fair Market Value of U.S. NeuroSurgical, Inc. ("USN" or the "Company") as of today's date. You have advised us that GHS, Inc. ("GHS") will distribute to its stockholders its 100% interest in USN by distributing one share of USN Common Stock for each share of GHS Common Stock owned by a stockholder (the "Spin-off"). It is our understanding that our appraisal of USN will be one of the factors to be considered in establishing the value for tax purposes of the capital stock of USN distributed in the Spin-off.

     After the Spin-off, USN will continue its business of owning and operating sterotactic radiosurgery centers utilizing the Gamma Knife technology. USN currently owns and operates two Gamma Knife centers, one on the premises of Research Medical Center in Kansas City, Missouri, and one on the premises of New York University Medical Center in New York, New York. The Company will own its Gamma Knife centers subject to capital lease financing. The aggregate original cost of the two centers was approximately $8.2 million. USN is paid by the medical facilities where the Gamma Knives are housed based on utilization on a "cost per treatment" basis. Development and maintenance of mutually satisfactory relationships with referring physicians is essential to the utilization of the units. Subject to the exercise of outstanding options and warrants, ownership of USN will be represented by 7,047,828 shares of Common Stock, $.01 par value, issued and outstanding as of the date of the Spin-off.

     The term "Fair Market Value", as used herein, is defined as the amount at which the USN capital stock in aggregate on a majority interest basis would change hands between a willing buyer and willing sellers, all having reasonable knowledge of all relevant facts, none being under any compulsion to act, with equity to all. Furthermore, we have assumed that the USN capital stock has been fully distributed to the Company's stockholders and that it is trading on an established market and that information concerning USN has been widely disseminated.

     In appraising the fair market value of USN, we have reviewed and analyzed the following unaudited internally generated financials of the Company:

     - Operating statements and end of year balance sheets for the five (5) years ended December 31, 1998;

     - Operating statements for the four (4) months ended April 30, 1999 and estimates of operations for 1999 through May 27;

     - Proforma balance sheet of the Company as of May 27, 1999 reflecting adjustments to be made in connection with the Spin-off; and,

     - Management's plan and budget for the five (5) years to end December 31, 2003.

     In addition, in connection with this appraisal, we have made such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have:

     - Met with senior management of the Company to discuss the operations, financial condition, future prospects and projected operations and performance of USN;

     - Reviewed the reports on Form 10-K filed with the Securities and Exchange Commission ("SEC") by GHS for the five (5) years ended December 31, 1998 and GHS's report on Form 10-Q for the quarter ended March 31, 1999;

     - Reviewed the historical market prices and trading volumes of the publicly traded Common Stock of GHS and of the publicly traded equity securities of certain companies which we deem comparable to the Company;

     - Reviewed certain publicly available financial data for certain companies that we deem comparable to the Company;

     - Reviewed the Information Statement pursuant to Section 14(C) of the Securities Exchange Act of 1934 to be filed by GHS with the SEC with respect to, among other things, the Spin-off; and,

     - Conducted such other studies, analysis and inquiries as we have deemed appropriate.

     We have relied upon and assumed, without independent verification, that the financial forecasts and projections provided to us have been reasonably prepared and reflect the best currently available estimates of the future financial results and condition of USN, and that there has been no material change in the assets, financial condition, business or prospects of USN since the date of the most recent financial statements made available to us.

     We have not independently verified the accuracy and completeness of the information supplied to us with respect to USN and do not assume any responsibility with respect to it. We have not made any physical inspection or independent appraisal of any of the properties or assets of USN.

     In our analysis of USN, we have taken into consideration the income- and cash-generating capability of the Company. Typically, an investor contemplating an investment in a company with income- and cash-generating capability similar to USN will evaluate the risks of and returns on its investment on a going-concern basis. Accordingly, after due consideration of other appropriate and generally accepted valuation methodologies, the value of the common stock of USN has been determined primarily on the basis of capitalization of funds generated from operations and discounted cash flow approaches.

     Furthermore, we appraised USN as a going-concern, meaning that the underlying tangible assets of the Company are presumed, in the absence of a qualified appraisal of such assets, to attain their highest values as integral components of a business entity in continued operation and that liquidation of said assets would likely diminish the value of the whole to the shareholders and creditors of USN.

     All appraisal methodologies that estimate the worth of an enterprise as a going-concern are predicated on numerous assumptions pertaining to prospective economic and operating conditions. Our appraisal is necessarily based on business, economic, market and other conditions as they exist and can be evaluated by us as of today. Unanticipated events and circumstances may occur and actual results may vary from those assumed. The variations may be material.

     Based upon the investigation, premises, provisos, and analyses outlined above, as of today we appraise the fair market value of the capital stock of USN to be reasonably stated in the amount of $3,040,000 or $0.43 per share based on 7,047,828 shares of Common Stock issued and outstanding after the Spin-off.

     Our appraisal is advisory in nature only and our fee for this service is not contingent upon the findings of our appraisal. Scott & Stringfellow, Inc., as a customary part of its investment banking business, is regularly engaged in the appraisal of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and appraisals for estate, corporate and other purposes. We will receive a fee upon the delivery of this appraisal and the Company has agreed to indemnify us for certain liabilities arising out of the rendering of it. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of the Company for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. A Managing Director of Scott & Stringfellow's Corporate Finance Department has served as a director of GHS since October 1997 and was appointed a director of USN in May 1999.

     This report is provided solely to the Board of Directors of the Company for their use in connection with their review and evaluation of the Spin-off. Neither this report nor the underlying financial analysis may be relied upon by any person other than the members of the Board of Directors without our prior written consent.

                                          Very truly yours,

                                          SCOTT & STRINGFELLOW, INC.

                  PRINCIPAL EXECUTIVE OFFICES OF THE COMPANIES

                                   GHS, INC.
                                  704 Broadway
                            New York, New York 10003

                            U.S. NEUROSURGICAL, INC.
                       2400 Research Boulevard, Suite 325
                           Rockville, Maryland 20850

                     INDEPENDENT AUDITORS FOR THE COMPANIES

                        Richard A. Eisner & Company, LLP
                               575 Madison Avenue
                               New York, New York

                        TRANSFER AGENT FOR THE COMPANIES

                    American Stock Transfer & Trust Company
                                 40 Wall Street
                            New York, New York 10005